TABLE OF CONTENTS

                                                                  Page

                               ARTICLE I

                    Definitions and Interpretation. . . . . . . . .  1
     Section 1.1   Defined Terms. . . . . . . . . . . . . . . . . .  1
     Section 1.2   Computation of Time Periods. . . . . . . . . . . 10
     Section 1.3   Accounting Terms . . . . . . . . . . . . . . . . 10
     Section 1.4   No Presumption Against Any Party . . . . . . . . 10
     Section 1.5   Use of Certain Terms . . . . . . . . . . . . . . 11
     Section 1.6   Headings and References. . . . . . . . . . . . . 11
     Section 1.7   Independence of Provisions . . . . . . . . . . . 11


                              ARTICLE II

                    Amounts and Terms of the Loans. . . . . . . . . 11
     Section 2.1   The Loans. . . . . . . . . . . . . . . . . . . . 11
     Section 2.2   Repayment. . . . . . . . . . . . . . . . . . . . 13
     Section 2.3   Interest on Loans. . . . . . . . . . . . . . . . 14
     Section 2.4   Payments and Computations. . . . . . . . . . . . 16
     Section 2.5   Fees . . . . . . . . . . . . . . . . . . . . . . 19
     Section 2.6   Increased Costs and Capital Requirements . . . . 19
     Section 2.7   Taxes. . . . . . . . . . . . . . . . . . . . . . 20
     Section 2.8   Additional Action in Certain Events. . . . . . . 23
     Section 2.9   Reduction or Termination of Commitments. . . . . 24


                              ARTICLE III

                       Conditions of Commitments. . . . . . . . . . 25
     Section 3.1   Conditions Precedent to Initial Loans. . . . . . 25
     Section 3.2   Conditions Precedent to Each Loan. . . . . . . . 28


                              ARTICLE IV

                    Representations and Warranties. . . . . . . . . 29
     Section 4.1   Organization of Credit Parties . . . . . . . . . 29
     Section 4.2   Authorization of Credit Documents. . . . . . . . 29
     Section 4.3   Government Approvals . . . . . . . . . . . . . . 29
     Section 4.4   No Conflicts . . . . . . . . . . . . . . . . . . 29
     Section 4.5   Enforceability . . . . . . . . . . . . . . . . . 30
     Section 4.6   Title to Property. . . . . . . . . . . . . . . . 30
     Section 4.7   Compliance with Law. . . . . . . . . . . . . . . 30

     Section 4.8   No Litigation. . . . . . . . . . . . . . . . . . 30
     Section 4.9   Subsidiaries . . . . . . . . . . . . . . . . . . 30
     Section 4.10  Financial Information. . . . . . . . . . . . . . 30
     Section 4.11  Margin Regulations . . . . . . . . . . . . . . . 31
     Section 4.12  ERISA. . . . . . . . . . . . . . . . . . . . . . 31
     Section 4.13  Investment Company Act . . . . . . . . . . . . . 31
     Section 4.14  Taxes. . . . . . . . . . . . . . . . . . . . . . 31


                               ARTICLE V

                      Covenants of Credit Parties . . . . . . . . . 31
     Section 5.1   Affirmative Covenants. . . . . . . . . . . . . . 31
     Section 5.2   Negative Covenants . . . . . . . . . . . . . . . 35


                              ARTICLE VI

                           Events of Default. . . . . . . . . . . . 39
     Section 6.1   Events of Default. . . . . . . . . . . . . . . . 39


                              ARTICLE VII

                    Relationship of Agent and Banks . . . . . . . . 41
     Section 7.1   Authorization and Action . . . . . . . . . . . . 41
     Section 7.2   Agent's Reliance, Etc. . . . . . . . . . . . . . 41
     Section 7.3   Agent and Affiliates . . . . . . . . . . . . . . 42
     Section 7.4   Bank Credit Decision . . . . . . . . . . . . . . 42
     Section 7.5   Indemnification. . . . . . . . . . . . . . . . . 42
     Section 7.6   Successor Agent. . . . . . . . . . . . . . . . . 42


                             ARTICLE VIII

                             Miscellaneous. . . . . . . . . . . . . 43
     Section 8.1   Notices. . . . . . . . . . . . . . . . . . . . . 43
     Section 8.2   Successors and Assigns . . . . . . . . . . . . . 43
     Section 8.3   Amendments and Related Matters . . . . . . . . . 44
     Section 8.4   Costs and Expenses; Indemnification. . . . . . . 44
     Section 8.5   Oral Communications. . . . . . . . . . . . . . . 45
     Section 8.6   Entire Agreement . . . . . . . . . . . . . . . . 45
     Section 8.7   Governing Law. . . . . . . . . . . . . . . . . . 45
     Section 8.8   Severability . . . . . . . . . . . . . . . . . . 45
     Section 8.9   Counterparts . . . . . . . . . . . . . . . . . . 45

     Section 8.10  Confidentiality. . . . . . . . . . . . . . . . . 46
     Section 8.11  Assignments and Participations . . . . . . . . . 46
     Section 8.12  Waiver of Trial by Jury. . . . . . . . . . . . . 48
     Section 8.13  Choice of Forum and Service of Process . . . . . 49
     Section 8.14  Remedies . . . . . . . . . . . . . . . . . . . . 49
     Section 8.15  Right of Set-Off . . . . . . . . . . . . . . . . 50
     Section 8.16  Effectiveness and Effect of Agreement. . . . . . 50


                               SCHEDULES

Schedule 1          Commitment Schedule and Addresses


                               EXHIBITS

Exhibit A           Form of Assignment and Acceptance Agreement
Exhibit B           Form of Compliance Certificate
Exhibit C-1         Form of Notice of Borrowing (Drawings)
Exhibit C-2         Form of Notice of Borrowing (Continuations)
Exhibit C-3         Form of Notice of Borrowing (Conversions)
Exhibit D           Form of Opinion of Borrower's Counsel
Exhibit E           Form of Opinion of Agent's Counsel
Exhibit F           Form of Promissory Note

                        CREDIT AGREEMENT


          This CREDIT AGREEMENT, dated as of July 24, 1995, is made by and among:

(a) COMPUTER ASSOCIATES INTERNATIONAL, INC., a Delaware corporation ("Borrower");

(b)  the Banks (as hereinafter defined);

(c)  each of the Co-Agents listed on the signature pages hereto
     (in such capacity, the "Co-Agents"); and

(d)  CREDIT SUISSE, as administrative agent for the Banks.

          The parties hereto agree as follows:

                            ARTICLE I

                 Definitions and Interpretation

          Section 1.1  Defined Terms.  As used in this Agreement.

          "Acquisition" means the acquisition of the issued and outstanding capital stock of Legent pursuant to the Acquisition
Documents, and in accordance with the terms contained in the Acquisition Documents.

          "AcquisitionCo" means VR126, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

          "Acquisition Documents" means the Tender Offer
Documents, the Additional Tender Offer Documents and the Merger
Agreement.

          "Additional Tender Offer Documents" means all amendments and exhibits to, and documents related to, the Tender Offer Documents filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or distributed to the stockholders of Legent by Borrower and its Subsidiaries or Legent and its Subsidiaries in connection with the Tender Offer and the Merger.

          "Adjustment Date" has the meaning ascribed thereto in
Section 2.4(b).

          "Affiliate" means, as to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person.

          "Agency Office" means the office of Agent designated on the Commitment Schedule (which office initially shall be located in the City of New York), or such other office of Agent as Agent may from time to time designate by notice to Borrower and the Banks.

          "Agent" means Credit Suisse in its capacity as agent for the Banks hereunder or any successor thereto in such capacity.

          "Applicable Agent's Account" means the account of Agent maintained at the Agency Office, or such other account of Agent as may be hereafter from time to time designated by Agent upon notice to the Borrower and the Banks, as the account through which the Banks are to make Loans and the Borrower is to repay Loans and to pay the other sums due under this Agreement.

          "Applicable Facility Fee Rate" means, at any date (and subject to adjustment from time to time in accordance with the provisions of Section 2.4(b)), the rate per annum set forth below opposite the Test Ratio determined by reference to the Compliance Certificate required to be delivered to the Agent pursuant to
Section 5.1(h)(i) or (ii), as the case may be, most recently prior to such date:


                  Test Ratio                          Rate
                  ----------                          ----

       Greater than or equal to 2.75 to 1.0          .250%

     Less than 2.75 to 1.0, but greater than
            or equal to 1.75 to 1.0                  .200%

     Less than 1.75 to 1.0, but greater than
            or equal to 1.0 to 1.0                   .150%

     Less than 1.0 to 1.0, but greater than
            or equal to 0.25 to 1.0                  .125%

              Less than 0.25 to 1.0                  .125%


; provided, however, that:

          (a) during the period from the Effective Date through the date upon which Borrower delivers its Compliance Certificate for the fiscal period ending September 30, 1995 in accordance with the provisions of Section 5.1(h)(i), the Applicable Facility Fee Rate shall be deemed to be .200%; and

          (b) in the event that the Compliance Certificate required pursuant to Section 5.1(h)(i) or (ii), as the case may be, is not delivered to Agent prior to or on the applicable delivery date set forth in such Section, then the Applicable Facility Fee Rate for each day during the period after the date when due through and including the date when actually delivered shall be deemed to be .250%.

          "Applicable Lending Office" means, with respect to each Bank, the office of such Bank designated on the Commitment

Schedule, or in the Assignment and Acceptance Agreement pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time designate by notice to Borrower and the Agent.

          "Assignee" has the meaning ascribed thereto in Section 8.11.

          "Assignment and Acceptance Agreement" means an assignment and acceptance agreement, in compliance with Section
8.11 and substantially in the form of Exhibit A hereto.

          "Bank Holding Company" means any Person that directly or indirectly controls any Bank.

          "Banks" means (a) the banks and other financial institutions signatory hereto in their capacity as Banks and (b) any Assignees hereafter added as Banks under one or more
Assignment and Acceptance Agreements pursuant to Section 8.11.

          "Banking Day" means (a) a day on which banks are not required or authorized to close in the city in which the Agency Office is located, and, in matters relating to the determination of a Eurodollar Rate or Interest Period, a day on which the London interbank market deals in Dollar deposits, and (b) with respect to a day on which a Notice of Borrowing is to be given to Agent at the Agency Office or on which notifications or other documents are to be received by, or an action is required of, Agent at the Agency Office pursuant to the provisions of this Agreement, a day on which banks are not required or authorized to close in the city in which the Agency Office is located.

          "Base Rate" means a fluctuating rate per annum which is at all times equal to the higher of (a) the rate per annum publicly announced by Credit Suisse from time to time as its base lending rate for commercial loans in Dollars in the United States or (b) the Federal Funds Rate plus a margin of 0.50 percentage points, the Base Rate to change as and when such rates change. The base lending rate is not necessarily the lowest rate of interest charged by Credit Suisse in connection with extensions of credit.

          "Base Rate Loan" means any Loan during any period that such Loan is bearing interest at a rate based upon the Base Rate.

          "Closing Date" means the date on which the first Loan under any Commitment is made.

          "Co-Agent" has the meaning assigned to that term in the preamble hereto.

          "Commitment" means, as to any Bank, the amount set forth opposite such Bank's name as its Commitment on the Commitment Schedule, as the same may be reduced from time to time in accordance with the terms hereof and otherwise subject to adjustment for the effect of any one or more Assignment and Acceptance Agreements to which such Bank may be a party.

          "Commitment Schedule" means the schedule attached as
Schedule 1 hereto.

          "Compliance Certificate" means a certificate of, and duly executed by, a Responsible Officer of Borrower in the form of Exhibit B hereto.

          "Confidential Information Memorandum" means the
Confidential Information Memorandum, dated June 1995, distributed with respect to Borrower in connection with the syndication of the Commitments.

          "Consolidated Net Income" means, for any period, the net income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Worth" means, at any date of determination thereof, all amounts that would, in conformity with generally accepted accounting principles, be included as shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries as of such date, in accordance with generally accepted accounting principles.

          "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

          "Credit Documents" means this Agreement, any Notes, each Compliance Certificate and each Borrowing Certificate.

          "Debt" means, without duplication, (i) indebtedness for borrowed money, (ii) obligations to pay the deferred purchase price of property or services (other than trade payables arising in the ordinary course of business which are not overdue), (iii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) obligations evidenced by bonds, debentures, notes, or equivalent instruments,
(v) reimbursement obligations in respect of drawings made under letters of credit, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, (vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, and
(viii) withdrawal liability incurred under ERISA to any Multiemployer Plan; provided, however, that, the term "Debt" shall not include, to the extent otherwise includable therein, deferred taxes and deferred maintenance revenue.

          "Directive" means any Law, and any directive, guideline or requirement of any governmental authority (whether or not having the force of law), but, if not having the force of law, the compliance with which is in accordance with the general practice of the Person to whom the Directive is addressed or applies.


          "Dollar" and "$" means the lawful currency of the United States of America.

          "Effective Date" has the meaning given that term in
Section 8.16.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which Borrower is a member and which is under common control with Borrower within the meaning of the regulations under Section 414 of the IRC.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D promulgated by the Board of Governors of the Federal
Reserve System, as in effect from time to time or any successor
Directive.

          "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Loan, the rate of interest per annum (based on a year of 360 days and calculated on actual days elapsed) equal at all times during such Interest Period to the quotient (rounded upward to the nearest one-sixteenth of one percent (0.0625%)) of (i) the rate of interest determined by Agent to be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates at which deposits in Dollars are offered by the Reference Banks in the London interbank market at 11:00 a.m. (London, England time) two Banking Days before the first day of such Interest Period for a period equal to such Interest Period and in an amount as to each Reference Bank substantially equal to the Eurodollar Rate Loan of such Reference Bank divided by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

           "Eurodollar Rate Loan" means any Loan during any period that such Loan is bearing interest as provided in subclause (i) of Section 2.3(b).

          "Eurodollar Rate Margin" means, at any date (and subject to adjustment from time to time in accordance with the provisions of Section 2.4(b)), the rate per annum set forth below opposite the Test Ratio determined by reference to the Compliance Certificate required to be delivered to the Agent pursuant to
Section 5.1(h)(i) or (ii), as the case may be, most recently prior to such date:

              Test Ratio                               Rate
              ----------                               ----

     Greater than or equal to 2.75 to 1.0              .500%

    Less than 2.75 to 1.0, but greater than
           or equal to 1.75 to 1.0                     .425%

    Less than 1.75 to 1.0, but greater than
           or equal to 1.0 to 1.0                      .325%

    Less than 1.0 to 1.0, but greater than
           or equal to 0.25 to 1.0                     .225%

            Less than 0.25 to 1.0                      .175%

; provided, however, that:

          (a) during the period from the Closing Date through the date upon which Borrower delivers its Compliance Certificate for the fiscal period ending September 30, 1995 in accordance with the provisions of Section 5.1(h)(i), the Eurodollar Rate Margin shall be deemed to be .425%; and

          (b) in the event that the Compliance Certificate required pursuant to Section 5.1(h)(i) or (ii), as the case may be, is not delivered to Agent prior to or on the applicable delivery date set forth in such Section, then the Eurodollar Rate Margin for each day during the period after the date when due through and including the date when actually delivered shall be deemed to be .500%.

          "Eurodollar Rate Reserve Percentage" for each day for each Eurodollar Rate Loan means the reserve percentage applicable on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to the Interest Period then in effect with respect to such Eurodollar Rate Loan.

          "Eurodollar Tranche": means all Eurodollar Loans which have current Interest Periods beginning on the same date and ending on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default" has the meaning specified in Section 6.1.

          "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Banking Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Fees" has the meaning ascribed thereto in Section 2.5.

          "Interest Period":  with respect to any Eurodollar Rate
     Loan, means:

            (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Rate Loan and ending one, two, three, six, nine or twelve months thereafter, as selected by the Borrower in its Notice of Borrowing or notice of conversion, as the case may be, given with respect thereto; and

            (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such

     Eurodollar Loan and ending one, two, three, six, nine or twelve months thereafter, as selected by the Borrower in its Notice of Borrowing delivered to the Agent with respect thereto;

provided that, the foregoing provisions relating to Interest
Periods are subject to the following:

          (w) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;

          (x) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination
     Date;

          (y) any Interest Period pertaining to a Eurodollar Loan that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; and

          (z) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar
     Loan during an Interest Period for such Loan.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

          "Laws" means all federal, state, local or foreign laws, rules, regulations and treaties, all judgments, awards, orders, writs, injunctions or decrees issued by any federal, state, local or foreign authority, court, tribunal, agency or other governmental authority, or by any arbitrator, all permits, licenses, approvals, franchises, notices, authorizations and similar filings, by or with any federal, state, local or foreign governmental authority and all consent decrees or regulatory agreements with any federal, state, local or foreign governmental authority.

          "Legent" means Legent Corporation, a Delaware corporation.

          "Liens" means any mortgage, pledge, hypothecation, assignment for purposes of security, "blocked" account arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan" means any Loan made pursuant to Section 2.1.

          "Majority Banks" means:

          (a) as of any time before the Termination Date, except during any period that an Event of Default pursuant to
     Section 6.1(a) has occurred and is continuing, Banks holding Commitments which collectively constitute more than 50% of the total Commitments; and

          (b) as of any time on or after the Termination Date, and during any period that an Event of Default pursuant to
     Section 6.1(a) has occurred and is continuing, Banks whose total outstanding Loans exceed 50% of the total outstanding Loans of all Banks.

          "Margin Stock" shall have the meaning assigned to such term pursuant to Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          "Material Adverse Effect" means a material adverse effect upon, or material adverse change in, the consolidated financial position of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under this Agreement and the Notes.

          "Material Subsidiary" means, at any date, any Subsidiary of the Borrower which (a) holds any capital stock of Borrower, (b) in the aggregate with its Subsidiaries, has consolidated revenues for the period of four consecutive fiscal quarters most recently ended which are in excess of 1% of the consolidated revenues of the Borrower and its Subsidiaries taken as a whole for such period or (c) in the aggregate with its Subsidiaries, has consolidated assets at such date which are material to the business of the Borrower and its Subsidiaries taken as a whole.

          "Maturity Date" means with respect to each Eurodollar
Rate Loan, the last day of the Interest Period applicable to such Loan.

          "Merger" means the merger of AcquisitionCo with and into Legent (or of Legent with and into AcquisitionCo) in accordance with the terms and conditions of the Merger Agreement, with Legent being the surviving corporation of such merger.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 25, 1995, among Borrower, AcquisitionCo and Legent, as in effect on the date hereof and amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 5.2(l).

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

           "Notice of Borrowing" means (a) with respect to a request for a borrowing hereunder, a request in the form of Exhibit C-1 hereto, (b) with respect to a request for continuation of a Eurodollar Rate Loan hereunder, a request in the form of Exhibit C-2 hereto and (c) with respect to a request for conversion of or to a Eurodollar Rate Loan hereunder, a request in the form of Exhibit C-3 hereto, in each case delivered by Borrower to Agent hereunder.

          "Offer to Purchase" means the Offer to Purchase, dated as of June 1, 1995, of AcquisitionCo relating to the Tender Offer, as in effect on the date hereof and amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 5.2(l).

          "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, which either (i) is maintained for employees of Borrower or an ERISA Affiliate and no Person other than Borrower and its ERISA Affiliate, (ii) is maintained for employees of Borrower or an ERISA Affiliate and at least one Person other than Borrower and its ERISA Affiliates, or (iii) was so maintained in respect of which Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Reference Banks" means Credit Suisse, Mellon Bank and
The Bank of Nova Scotia, or any substitute Reference Bank for any of the foregoing from time to time selected by Agent with Borrower's written consent (which consent shall not be unreasonably withheld).

          "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

          "Responsible Officer" means the president, chief executive officer, chief operating officer, chief financial officer, executive vice president, treasurer, or controller of the Borrower and such other officer of Borrower designated by a Responsible Officer of Borrower by notice delivered to Agent.

          "Restricted Payment" has the meaning assigned to that term in Section 5.2(k).

          "Shares" means the issued and outstanding common stock of Legent.

          "Subsidiary" means, as to any Person, any now existing or hereafter organized corporation, partnership or other entity
(a) in which such Person, directly or indirectly, owns beneficially or of record equity securities (or securities currently convertible into equity securities) which give such Person directly or indirectly, upon conversion, exercise or otherwise, the power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, by such Person.

          "Tender Offer" means the tender offer by AcquisitionCo for all of the issued and outstanding shares of common stock of Legent Corporation and the purchase of the Tendered Shares in accordance with the terms and conditions of the Tender Offer Documents.

          "Tender Offer Documents" means, collectively, the tender offer statement on Schedule 14D-1, dated June 1, 1995, filed by AcquisitionCo with the Securities and Exchange Commission pursuant to Section 14(d)(1) of the Exchange Act, together with all exhibits thereto, including the Offer to Purchase, the solicitation/recommendation statement on Schedule 14D-9, dated June 1, 1995, filed by Legent pursuant to Section 14(d)(4) of the Exchange Act, in each case, as in effect on the date hereof and amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 5.2(l).

          "Tendered Shares" means the Shares tendered pursuant to the Tender Offer and not validly withdrawn.

          "Termination Date" means July 24, 2000 or such earlier date upon which the whole of the Commitments are terminated pursuant to Section 6.1 or otherwise.

          "Test Ratio" means, at any date, the ratio (determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries most recently required to be delivered pursuant to Section 5.1(h)(i) or (ii), as the case may
be) of (a) the total Debt of Borrower and its Subsidiaries on a consolidated basis at such date to (b) the Consolidated Net Worth of Borrower and its Subsidiaries at such date.

          "Type" means, with respect to any Loan, a Base Rate
Loan or a Eurodollar Rate Loan.

          Section 1.2  Computation of Time Periods.  In this
Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

          Section 1.3  Accounting Terms.  All accounting terms
not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied consistently with the financial statements referenced in Section
4.10.

          Section 1.4 No Presumption Against Any Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Bank or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          Section 1.5 Use of Certain Terms. Unless the context of this Agreement requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms of this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

          Section 1.6 Headings and References. Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement. Unless otherwise provided, references to Articles, Sections, Schedules, and Exhibits shall be deemed references to Articles, Sections, Schedules and Exhibits of this Agreement. References to this Agreement and any other Credit Document include this Agreement and other Credit Documents as the same may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof or thereof. A reference to a Person includes the successors and assigns of such Person, but such successors and assigns shall have rights under this Agreement only to the extent permitted hereby.

          Section 1.7 Independence of Provisions. All agreements and covenants hereunder and under the other Credit Documents shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                           ARTICLE II

                 Amounts and Terms of the Loans

          Section 2.1 The Loans. (a) The Loan Commitments. Each Bank severally agrees on the terms and conditions set forth in this Agreement (including those of Article III hereof), to make Loans to Borrower on any Banking Day at the Applicable Lending Office for such Bank during the period from the date hereof until the Termination Date in an aggregate principal amount at any one time outstanding not to exceed such Bank's Commitment then in effect. Each Loan shall be made by the Banks ratably according to each Bank's Commitment, and shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Loans may be borrowed, repaid or prepaid pursuant to Section 2.2, and reborrowed (including a reborrowing for the purpose of refunding an outstanding Loan in whole or in part) under this Section 2.1.

          (b) Notice of Borrowing. Each Loan shall be made on a Notice of Borrowing (substantially in the form of Exhibit C-1) given by Borrower to Agent at the Agency Office not later than 12:00 Noon (local time in the city where the Agency Office is situated) on (x) the third Banking Day prior to the date of the proposed Loan, in the case of any Eurodollar Rate Loan or (y) the Banking Day prior to the date of the proposed Loan, in the case of any Base Rate Loan. The Agent shall give to each Bank prompt notice thereof by telex, cable or telefacsimile. Each such Notice of Borrowing shall be by telex, cable, telefacsimile, or telephone confirmed promptly in writing, but in no event shall such written confirmation be received by Agent later than 12:00 Noon (local time in the city where the Agency Office is situated) on the Banking Day prior to such Loan, specifying therein (i) the date of such Loan, (ii) the aggregate amount of such Loan, (iii) the requested interest rate option under Section 2.3(a) or (b) and (iv) if such requested Loan is to be a Eurodollar Rate Loan, the Interest Period with respect thereto. Each Bank with respect to such Loan shall, before 12:00 Noon (local time in the city the Agency Office is situated) on the date of such Loan, make available to Agent at the Agency Office in same day funds in Dollars for credit to the Applicable Agent's Account, such Bank's ratable portion of such Loan and, unless Agent has been notified by a Bank pursuant to Section 2.1(d) hereof that such Bank will not make available its ratable portion of such Loan, Agent will make such funds available to Borrower at the Agency Office on the date of such Loan.

          (c) Notice of Borrowing Irrevocable. Each Notice of Borrowing shall be irrevocable and binding on Borrower. Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article III, including, without limitation, any loss (other than loss of the Eurodollar Rate Margin which otherwise would have accrued), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Loan to be made by such Bank when such Loan, as a result of such failure, is not made on such date.

          (d) Agent's Reliance on Bank Loans. Unless Agent shall have received notice from a Bank prior to the date of any Loan, that such Bank will not make available to Agent such Bank's ratable portion of such Loan (based on the Commitments of each Bank hereunder), Agent may assume that such Bank has made such portion available to Agent on the date of such Loan in accordance with subsection (b) of this Section 2.1, and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to Agent, such Bank and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at (i) in the case of Borrower, the interest rate applicable at the time to such Loan and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay such amount to Agent, such repayment shall constitute such Bank's ratable portion of such Loan for purposes of this Agreement.

          (e) Failure to Make Loan. The failure of any Bank to make the Loan to be made by it shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Loan, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Loan.

          (f) Notice of Interest Rate, Interest Period and Type of Loan. Agent shall give prompt notice to Borrower and the Banks of the applicable interest rate for such Loan determined by Agent pursuant to Section 2.3 hereof as soon as reasonably practicable after such rate is determined by the Agent and in no event later than two Banking Days prior to making such Loan in the case of any Eurodollar Rate Loan. With respect to any Eurodollar Rate Loan, such notice shall also provide the Interest Period.

          (g)  Conversion Options.  Subject to the provisions of
Section 2.1(i), Borrower may elect from time to time to convert any amount of Eurodollar Rate Loans to Base Rate Loans by delivering a Notice of Borrowing (substantially in the form of Exhibit C-3) to Agent prior to 12:00 Noon, New York City time, at least one Banking Day prior to the requested date of conversion. Subject to the provisions of Section 2.1(i), Borrower may elect from time to time to convert any amount of Base Rate Loans to Eurodollar Rate Loans by delivering a Notice of Borrowing (substantially in the form of Exhibit C-3) to Agent prior to 12:00 Noon, New York City time, at least three Banking Days' prior to the requested date of conversion. Any such Notice of Borrowing with respect to a conversion to Eurodollar Loans shall be irrevocable and shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing, Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Rate Loans and Base Rate Loans may be converted as provided herein, provided that no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and Agent has or the Majority Banks have determined that such a conversion is not appropriate.

          (h) Continuation Options. Subject to the provisions of Section 2.1(i), all or a portion of any maturing Eurodollar Tranche may be continued as Eurodollar Rate Loans upon the expiration of the then current Interest Period with respect thereto by Borrower delivering a Notice of Borrowing (substantially in the form of Exhibit C-2) to Agent, prior to 12:00 Noon (New York City time) on the third Banking Day prior to the last day of the then current Interest Period, specifying the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Rate Loan may be continued as such when any Event of Default has occurred and is continuing and Agent has or the Majority Banks have determined that such a continuation is not appropriate and provided, further, that if Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar Rate Loans shall be automatically converted to Base Loans on the last day of such then expiring Interest Period.

          (i) Eurodollar Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, each Eurodollar Tranche shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and there be no more than 12 Eurodollar Tranches outstanding at any one time.

          Section 2.2 Repayment. (a) Mandatory Repayments. Borrower shall (i) repay all its outstanding Loans on the Termination Date and (ii) repay such of its outstanding Loans, together with accrued interest to the date of such repayment on the principal amount repaid, as may be required at any time or from time to time to assure that the principal balance of all outstanding Loans does not at any time exceed the aggregate Commitments hereunder.

          (b) Voluntary Prepayments. Upon prior written notice to Agent by Borrower (which notice must be received by Agent not later than 12:00 Noon, New York City time, three Banking Days prior to the proposed date of prepayment) stating the proposed date and aggregate principal amount of the prepayment, Borrower may, and if such notice is given Borrower shall, prepay the outstanding principal amount of any Loan, as identified by Borrower in such notice, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, as well as any additional amount owed by Borrower pursuant to Section 2.3(c), provided that each partial prepayment shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          Section 2.3 Interest on Loans. (a) Base Rate Loans. Borrower shall pay interest on the unpaid principal amount of each Base Rate Loan made to Borrower, from the date of such Loan until such principal amount is paid in full, at a fluctuating interest rate per annum equal to the Base Rate from time to time in effect, together with, in each case, any additional interest rate margin as shall be applicable under subsection (f) of this
Section 2.3.

          (b) Eurodollar Rate Loans. Borrower shall pay interest on each Eurodollar Rate Loan made to Borrower during the Interest Period selected therefor in the relevant Notice of Borrowing at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Eurodollar Rate Margin from time to time in effect, together with, in each case, any additional interest rate margin as shall be applicable under subsection (f) of this Section 2.3. From and after the Maturity Date of each Interest Period for any Eurodollar Rate Loan which is not continued, the unpaid principal balance thereof shall automatically become, and bear interest as, a Base Rate Loan.

          (c) Breakage Expenses. If for any reason and at any time or from time to time, including without limitation voluntary prepayment of principal or payment of principal at any accelerated maturity, the outstanding principal balance of any Eurodollar Rate Loan is repaid in whole or in part prior to the Maturity Date of the applicable Interest Period, then, in addition to accrued interest thereon, Borrower shall pay to each Bank for credit to the Applicable Agent's Account, within 2 Banking Days following demand by such Bank, (i) the amount by which the interest which would have accrued on the amount of such principal reduction subject to such Interest Period until such Maturity Date had such principal reduction not been made (other than any Eurodollar Rate Margin which would have accrued during such period), exceeds the interest (other than any Eurodollar Rate Margin included therein) obtained by such Bank in the reemployment of such principal reduction for the balance of such Interest Period (such reemployment of funds to be at reasonable market rates consistent with the customary practices of such
Bank) and (ii) any cancellation or similar fees incurred by or allocated to lenders of funds borrowed by such Bank to carry the unpaid principal sum thereof at the applicable Eurodollar Rate, and a certificate as to such excess and fees submitted by such Bank to Borrower shall, absent manifest error, be final and conclusive.

          (d) Eurodollar Rate Loans Not Available. In the event that prior to the commencement of any Interest Period for any Eurodollar Rate Loans, (i) Agent notifies Borrower and each Bank that (A) adequate and fair means do not exist for Agent to ascertain the relevant Eurodollar Rate, or (B) one or more of the

Reference Banks is not offering deposits in Dollars in the relevant interbank market in the amount, at the time, or for the Interest Period necessary fairly and adequately to determine the relevant Eurodollar Rate, or (ii) Banks whose Loans will exceed 50% of all Loans, notify Agent (and Agent shall promptly notify all other Banks and Borrower) that the relevant Eurodollar Rate will not adequately reflect the cost to the Banks giving such notification of making or maintaining their Eurodollar Rate Loans for such Interest Period, then, in each such event and until Agent shall notify Borrower and the Banks that the circumstances specified in clause (i) or (ii) above are no longer continuing,
(x) the obligation of the Banks to make or continue Eurodollar Rate Loans, and to convert Base Rate Loans into Eurodollar Loans, shall be suspended and (y) all Eurodollar Rate Loans outstanding on or after notice of such an event shall (unless repaid) be converted into Base Rate Loans on the Maturity Dates of the then present Interest Periods applicable thereto.

          (e) Eurodollar Loans Unlawful. In the event that any Bank shall have determined (which determination, absent manifest error, shall be final and conclusive) that the making or continuation of any interest rate based on the Eurodollar Rate, has become unlawful (or impracticable by compliance by such Bank in good faith with any Directive) with respect to a Commitment of such Bank, then, and in any such event, effective upon notice by such Bank to Agent and Borrower:

          (i) all Eurodollar Rate Loans maintained by such Bank (but not those of any other Bank) shall be immediately converted into Base Rate Loans; provided, however, that, to the extent it may lawfully do so without incurring any material penalty or increased costs, such Bank shall continue the existing Eurodollar Rate Loan until the Maturity Date of the relevant Interest Period; and

          (ii)   until such notice is rescinded, no further
     Eurodollar Rate Loans shall be available from such Bank and such Bank shall instead make all requested Eurodollar Rate
     Loans as Base Rate Loans.

Borrower shall pay to such Bank, within two Banking Days following demand, any reasonable amounts necessary to compensate such Bank in making such change in interest rates, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain such Loan, and a certificate of such Bank as to such interest, fees and other amounts shall be conclusive absent manifest error. Notwithstanding the foregoing, each Bank shall use reasonable efforts (consistent with internal policies and applicable Directives) to designate a different Applicable Lending Office if the making of such designation would avoid such illegality and would not, in the judgment of such Bank, be otherwise to its disadvantage.

           (f) Default Interest Rate. If an Event of Default has occurred, then from and after the date of occurrence of such Event of Default, and so long as such Event of Default continues, the rate or rates of interest from time to time applicable to the then and any subsequent outstanding Loans shall in all cases be increased by an additional two percentage points.

          (g) Interest Payment Dates. Borrower shall pay accrued interest on each Loan, determined and calculated as herein provided, as follows:

          (i) interest accruing on each Eurodollar Rate Loan during an Interest Period is payable on (x) the Maturity Date for such Interest Period, and if such Interest Period is for more than three months, then also on the same day of each third month of such Interest Period as corresponds to the first day of such Interest Period (and if there is no such corresponding day of the month, then on the last Banking Day of such month), (y) the date upon which such Eurodollar Rate Loan is converted pursuant to subsection 2.1(g) or prepaid and (z) the Termination Date; and

          (ii) interest accruing on each Base Rate Loan is payable on (w) the last Banking Day of each March, June, September or December, (x) on each date required pursuant to
     Section 2.2, (y) the date upon which such Base Rate Loan is converted pursuant to subsection 2.1(g) and (z) the Termination Date;

provided, however, that interest accruing on and after the Termination Date shall be due and payable upon demand.

          Section 2.4 Payments and Computations. (a) Payments to Applicable Agent's Account. Except as provided in Section 2.7, Borrower shall pay all amounts due to Agent and Banks hereunder, without condition or deduction for any counterclaim, defense, recoupment or setoff, in Dollars and in same day funds delivered to Agent not later than 12:00 noon (local time in the city where the Agency Office is situated) on the day when due by deposit of such funds to the Applicable Agent's Account. Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, or Fees ratably (other than amounts subject to Taxes pursuant to Section 2.7 and Agent's Fees payable under Section 2.5(a)(i)), in accordance with the outstanding Loans of the Banks (in the case of payments of principal or interest) or the Commitments of the Banks (in the case of payments of Fees, other than Agent's Fees payable under
Section 2.5(a)(i)), to the Banks for the account of their respective Applicable Lending Offices to be applied in accordance with, and subject to, the terms of this Agreement. Agent also will promptly cause to be distributed to each Bank like funds relating to the payment of any other amount payable to such Bank for the account of its Applicable Lending Office to be applied in accordance with, and subject to, the terms of this Agreement. Upon an Assignment and Acceptance Agreement becoming effective as provided in Section 8.11 and recording by Agent of the information contained therein in the register maintained for purposes of this Agreement by Agent at its Agency Office, from and after the effective date specified in such Assignment and Acceptance Agreement, Agent shall make all payments hereunder in respect of the interest assigned thereby to the Assignee thereunder, and the parties to such Assignment and Acceptance Agreement shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) Interest Computations. (i) Computations of interest for the Eurodollar Rate and the Federal Funds Rate shall be made by Agent on the basis of a year of 360 days, (ii) computations of interest for the Base Rate and of the facility fee shall be made by Agent on the basis of a year of 365 or 366 days, as the case may be, and (iii) all computations in every case shall be for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by Agent of an interest rate or Fee hereunder shall be conclusive and
binding for all purposes, absent manifest error.   Any change in
(x) the Base Rate due to a change in the base lending rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the base lending rate or the Federal Funds Rate, respectively, (y) the interest rate on a Loan resulting from a change in the Base Rate or the Eurodollar Rate Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective and (z) the interest rate on a Loan resulting from a change in the Eurodollar Rate Margin or in the Applicable Facility Fee Rate shall become effective on each Adjustment Date. For purposes hereof, the term "Adjustment Date" shall mean (i) if the Compliance Certificate required to be delivered for any fiscal period is delivered on or prior to the due date specified in Section 5.1(h)(i) or (ii), as the case may be, the date upon which Agent receives such Compliance Certificate and (ii) if the Compliance Certificate required to be delivered for any fiscal period is not delivered on or prior to the due date specified in
Section 5.1(h)(i) or (ii), as the case may be, each of (A) the date upon which such Compliance Certificate was due and (B) the date upon which it actually is delivered to Agent.

          (c) Agent's Reliance on Borrower Payments. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to a Bank hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to Banks on such due date an amount equal to the amount then due to such Banks. If and to the extent Borrower shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the Federal Funds Rate.

          (d) Application of Payments. Amounts received by Agent for application to the principal of any Loans shall be applied (i) if received on or before the Termination Date (if not specified by Borrower or if received after the occurrence and continuance of an Event of Default) first, to the ratable payment of the outstanding Loans that constitute Base Rate Loans, second, to the ratable payment of the outstanding Loans that constitute Eurodollar Rate Loans and (ii) if received after the Termination Date to the ratable payment of all the outstanding Loans.

          (e) Payments on Non-Banking Days. Whenever any payment hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day (except as otherwise provided with respect to the determination of Interest Periods), and such extension of time shall in such case be included in the computation of payment of interest or Fees, as the case may be.

          (f) Adjustments. If any Bank shall obtain any payment whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise with respect to principal, interest, or Fees due under this Agreement and its Note (other than under Section 2.5(a)(i)), in excess of its ratable share of payments on account of principal, interest, or such Fees, as the case may be, then due and owing to all Banks under this Agreement and the Notes, such Bank shall forthwith purchase from such other Banks such participations in the principal, interest or such Fees, as the case may be, owing to them as shall be necessary to cause such purchasing Bank to share the excess payment with each of the Banks ratably, in accordance with the outstanding Loans of other Banks (in the case of payments on account of principal or interest) or the Commitments of other Banks (in the case of payments on account of Fees, other than Agent's Fees payable under Section 2.5(a)(i); provided, however, that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase from such other Banks shall be rescinded and each such other Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, without interest. Borrower agrees that any Bank purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

          (g) Loan Register and Promissory Notes. (i) The indebtedness of Borrower resulting from all Loans hereunder shall be evidenced by the entries made in a register maintained by Agent at the Agency Office; such register shall record (A) the date of and amount of each Loan, the Type of each Loan and, with respect to Eurodollar Rate Loans, the Interest Period applicable thereto from time to time, (B) the terms of each Assignment and Acceptance Agreement delivered to and accepted by it, (C) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Bank, (D) the amount of any sum received by Agent from Borrower under hereunder and each Bank's share thereof, and (E) the interest rate for such Loan. Subject to the provisions of clause (iii) below, the entries made in such register shall evidence Borrower's absolute and unconditional promise to pay principal of and accrued interest on all Loans and shall be conclusive and binding for all purposes, absent manifest error.

          (ii) Borrower agrees that, upon the request to the Agent by any Bank (which request shall be delivered to Agent (A) within 80 days following the date hereof, in the case of a Bank which is a party hereto on the date hereof, (B) within 30 days following the recording of the relevant Assignment and Acceptance Agreement, in the case of any Assignee or (C) in either case, within any longer period as Agent and Borrower shall agree), Borrower will execute and deliver to such Bank a promissory note of Borrower evidencing the Loans of such Bank, substantially in the form of Exhibit F with appropriate insertions as to date and principal amount (a "Note"); provided that no Notes will be delivered to the Banks until the date which is 90 days after the date hereof.

          (iii) Notwithstanding anything to the contrary contained herein, the failure of Agent to maintain the register, or any error therein, shall not in any manner affect the obligation of Borrower to repay the Loans made to Borrower by the Banks in accordance with the terms of this Agreement.

          Section 2.5 Fees. (a) Fees Payable. Borrower shall pay the following fees (the "Fees") at the Agency Office:

          (i) to Agent, the Agent's fees in the amounts and at the times specified in that certain agent fee letter from Credit Suisse to Borrower, dated as of May 24, 1995; and

         (ii) to each Bank, a facility fee equal to Applicable Facility Fee Rate times the amount of the Commitment of such Bank on each date of calculation; such facility fee shall commence to accrue on the Effective Date, and continue until the Termination Date; the accrued portion of such fee is payable in arrears on the last Banking Day of each March, June, September, and December of each year, commencing on September 29, 1995 and continuing until the Termination Date, and on the Termination Date.

          (b) Fees Nonrefundable. Borrower acknowledges that all Fees (i) are fully earned on the date on which they are payable, (ii) are nonrefundable when paid (exclusive of over-payments and other manifest errors), and (iii) are for the sole account of the Person to whom payable.

          Section 2.6 Increased Costs and Capital Requirements. In the event that at any time or from time to time after the date of this Agreement, any Directive, or a change in any existing or future Directive (including any change resulting from the operation of any transitional or phase-in requirements), or in the interpretation or application thereof by any governmental or judicial authority, or any action pursuant thereto, or compliance by Agent or any Bank or any Bank Holding Company with any request or Directive imposed or modified by any central bank or by any other financial, monetary or other governmental authority:

          (a) Reserves and Charges. Shall (i) impose, increase, modify or apply any reserve (including basic, supplemental, marginal and emergency reserves, but excluding reserve requirements which are expressly included in the determination of any interest rate pursuant to the provisions hereof), special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities with or for the account of, or credit extended by, or any other acquisition of funds by, any office of Agent, any Bank or any Bank Holding Company; or
(ii) impose on Agent, any Bank or any Bank Holding Company any fee, charge, tax (other than "Taxes," "Other Taxes," and "Excluded Taxes" subject to the provisions of Section 2.7) or condition with respect to this Agreement, any Note, any Commitment or any part thereof, or any sums outstanding or payable hereunder or thereunder; and the result of any of the foregoing is to increase the cost to Agent, any Bank or any Bank Holding Company of making or maintaining such Commitment, or any Loan or to reduce the amount of any sum received or receivable with respect to such Commitment, any Loan or any interest, Fees or other sums payable hereunder or under any Note, then within two Banking Days following demand by Agent or such Bank (which demand, if any, shall be made within six months following the occurrence of the event or circumstance giving rise to such increased cost or reduced amount receivable), Borrower shall pay with respect to any affected Commitment (including Loans thereunder), promptly for the account of Agent or such Bank, such additional amount or amounts as Agent or such Bank, in good faith, certifies in writing to Borrower shall compensate Agent, such Bank or Bank Holding Company for the amount of such increased cost or reduced amount receivable, such certification to be conclusive and binding for all purposes hereof absent manifest error; or

          (b) Capital Adequacy. Shall impose, modify or deem applicable any capital adequacy or similar requirement (including without limitation a request or requirement which affects the manner in which any Bank or any Bank Holding Company allocates capital resources to its commitments, including its obligations hereunder) and as a result thereof, in the sole opinion of such Bank, the rate of return on capital of such Bank or Bank Holding Company as a consequence of its obligations hereunder is or will be reduced to a level below that which such Bank or Bank Holding Company could have achieved but for such circumstances, then and in each such case upon notice to Borrower through Agent, Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank for such reduction in rate of return for (i) any Loans outstanding under any Interest Period commencing after such notification, (ii) any Loans bearing interest at the Base Rate with respect to the period after the end of the calendar month in which such notification was given, (iii) any portion of the affected Bank's Commitment outstanding with respect to the period after the end of the calendar month in which such notification was given. If a Bank determines that it may be entitled to claim any additional amounts pursuant to this subsection during the next succeeding Interest Period or month, as the case may be, it shall promptly notify, through Agent, Borrower and each other Bank of the event by reason of which it has become so entitled together with sufficient detail to quantify such additional amount. A certificate as to any such additional amount or amounts submitted by a Bank, through Agent, to Borrower and the other Banks shall, in the absence of manifest error, be final and conclusive. In determining such amount, a Bank may use any reasonable averaging and attribution methods.

          (c) Change of Applicable Lending Office. Any Bank claiming any additional amounts payable pursuant to this Section shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office, if the making of such a change would avoid the need for or reduce the amount of, any such additional amounts which would otherwise be payable hereunder and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

          (d) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreement and obligations of Borrower contained in this Section 2.6 shall survive the payment in full of the amounts owing hereunder and under the Notes and the termination of this Agreement.

          Section 2.7 Taxes. (a) Payments Free of Taxes. Subject to subsection (e) below, any and all payments by Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Bank and Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or

Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Bank with respect to payments made hereunder, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office, or any political subdivision thereof and (iii) in the case of each Bank and Agent, taxes imposed by the United States by means of withholding taxes if and to the extent that such withholding taxes shall be in effect and shall be applicable on the date hereof under current laws and regulations (including judicial and administrative interpretations thereof) to payments to be made for the account of such Bank's Applicable Lending office, or to Agent (all taxes described in subclauses (i), (ii) and (iii) being referred to as "Excluded Taxes" and all taxes, levies, imposts, deductions, charges, withholdings and liabilities not described in subclauses
(i), (ii) and (iii) being hereinafter referred to as "Taxes").
If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had not such deductions been made,
(ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law (and shall be entitled to any "Tax Credit" with respect to such payment pursuant to Subsection (i) of this Section).

          (b) Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than Excluded Taxes) which arise from any payment made hereunder or from the execution, delivery or registration or filing or recording of, or otherwise with respect to, this Agreement or document delivered hereunder (hereinafter referred to as "Other Taxes").

          (c) Tax Indemnity. Borrower will indemnify each Bank and Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or Agent (as the case may be) makes written demand therefor. If, in the reasonable opinion of Borrower or such Bank, any amount has been paid with respect to Taxes or Other Taxes which are not correctly or legally asserted, such Bank will cooperate with Borrower (such cooperation to be without expense or liability to such Bank) in seeking to obtain a refund of such amount; provided, that, such Bank shall not be required to cooperate in seeking to obtain a refund unless (i) if such Bank requests, Borrower has delivered to such Bank an opinion of independent tax counsel selected by Borrower and reasonably acceptable to such Bank to the effect that there is a reasonable possibility of success, (ii) such Bank has received from Borrower satisfactory indemnification for any liability, loss, cost or expense arising out of or relating to the effort to obtain such refund, and (iii) Borrower shall have indemnified such Bank for the payment of such Taxes or Other Taxes pursuant to this subsection (c). Each Bank and Agent, as the case may be, will promptly (within 30 days) notify Borrower of the assertion of any liability by any taxing authority with respect to Taxes or Other Taxes and any payment by such Bank or Agent of such Taxes or Other Taxes; provided, that, the failure to give such notice shall not relieve Borrower of its obligations hereunder to make indemnification for any such liability except that Borrower shall not be liable for penalties or interest accruing after such 30 day period until such time as it receives the notice contemplated above, after which time it shall be liable for interest and penalties accruing after such receipt.

          (d) Evidence of Tax Payments. Within 30 days after the date of any payment of Taxes, Borrower will (as to Taxes paid by it) furnish to Agent, at the Agency Office, the original or a certified copy of a receipt or other evidence satisfactory to Agent of payment thereof.

          (e) Tax Forms. On or before the Closing Date in the case of each Bank originally a party hereto, or on or before the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Bank in the case of an Assignee, and within 30 days following the first day of each calendar year or if otherwise reasonably requested from time to time by Borrower or Agent, each Bank organized under the laws of a jurisdiction outside the United States shall provide Agent and Borrower with three counterparts of each of the forms prescribed by the Internal Revenue Service (Form 1001 or 4224, or successor form(s), as the case may be) of the United States certifying as to such Bank's (if applicable) status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder. Unless Borrower and Agent have received within 10 (ten) days after Borrower or Agent requests such forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, Borrower or Agent (if not withheld by Borrower) shall withhold taxes from such payments at the applicable statutory rate, without any obligation to "gross-up" or make such Bank or Agent whole under subsection (a) of this Section, provided, however, that, Borrower shall have the obligation to make such Bank or Agent whole and to "gross-up" under Subsection (a) of this Section, if the failure to so deliver such forms or make such statements (other than the forms and statements required to be delivered on or made prior to the Closing Date or on the effective date of the Assignment and Acceptance Agreement in the case of an Assignee) is the result of the occurrence of an event (including, without limitation, any change in Law) which (alone or in conjunction with other events) renders such forms inapplicable, that would prevent such Bank or Agent from making the statements contemplated by such forms or which removes or reduces an exemption (whether partial or complete) from withholding tax previously available to such Bank or Agent. Each Bank (and Agent, if applicable) will promptly notify Borrower of the occurrence (when known to it) of an event contemplated by the foregoing proviso. Upon request of Borrower, each Bank which is organized under the laws of the United States or any State thereof shall provide Borrower and Agent with two duplicates of a statement conforming to the requirements of Treasury Regulation 1.1441-5(b) or any successor thereto and two duplicates of a duly completed Form W-9 or successor form.

          (f) Change of Applicable Lending Office. Any Bank claiming any additional amounts payable pursuant to this Section shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office, if the making of such a change would avoid the need for or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

          (g) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreement and obligations of Borrower contained in this Section shall survive the payment in full of the amounts owing hereunder and under the Notes (and the termination of this Agreement) for a period expiring concurrently with the expiration of the statute of limitations applicable to claims made by the tax authorities to collect Taxes or Other Taxes.

          (h) Maintenance of Tax Exemptions. Each Bank (and Agent with respect to payments to Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from the United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Bank's Applicable Lending Office or otherwise) and (ii) otherwise cooperate with Borrower to minimize amounts payable by Borrower under this Section; provided, however, that, each Bank and the Agent shall not be obligated by reason of this subsection (h) to disclose any information regarding its tax affairs or tax computations or to reorder its tax or other affairs or tax or other planning.

          (i) Tax Credits. If any Bank shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Taxes or Other Taxes actually paid to or on behalf of such Bank by Borrower (a "Tax Credit"), such Bank shall promptly notify Borrower of such Tax Credit. If such Tax Credit is received by such Bank in the form of cash, such Bank shall promptly pay to Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Bank in the form of cash, such Bank shall pay the amount of such Tax Credit not later than the time prescribed by applicable Law for filing the return (including extensions of time) for such Bank's taxable period which includes the period in which such Bank receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Bank to Borrower pursuant to this subsection (i) shall not exceed the actual amount of cash refunded to, or credits received and usable by, such Bank from a taxing authority. In determining the amount of any Tax Credit, a Bank may use such apportionment and attribution rules as such Bank customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. Borrower further agrees promptly to return to a Bank the amount paid to Borrower with respect to a Tax Credit by such Bank if such Bank is required to repay, or is determined to be ineligible for, a Tax Credit for such amount.

          Section 2.8 Additional Action in Certain Events. If any event or condition described in Section 2.3(e), 2.6 or 2.7 has occurred and is continuing that increases the cost to Borrower of the Loans by any Bank or Banks (including, without limitation, by requiring that Borrower make borrowings from a specific Bank as Base Rate Loans pursuant to Section 2.3(e)),

Borrower may (after paying any accrued amounts required to be paid pursuant to Section 2.3(e), 2.6 or 2.7 hereof for the period prior to the taking of such action) either:

          (a) require any Bank so affected by such event or condition to transfer or assign, in whole (but not in part), without recourse, its Commitment and Loans hereunder in accordance with the provisions of subsection 8.11(a) to one or more Assignees (which need not be existing Banks hereunder) identified to it by Borrower; provided that no Bank shall be required to assign all or any portion of its Commitments and Loans pursuant to this Section 2.8 unless and until such Bank shall have received from such Assignees one or more payments which, in an aggregate, are at least equal to the aggregate outstanding principal amount of the Loans owing to such Bank and all accrued interest and other amounts owing on account thereof; or

          (b) during such time as no Event of Default (or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default) has occurred and is continuing, prepay in full the affected Loans and terminate the Commitment of any Bank so affected by such event or condition, upon giving Agent and such Bank or Banks at least five Banking Days' prior irrevocable notice thereof specifying the date of prepayment and, upon such prepayment and termination, the affected Commitment or Commitments shall be terminated. Any such prepayment hereunder shall be made by Borrower, without premium, together with interest thereon and any other amounts payable hereunder, on the date specified in such notice.

Prepayments of Eurodollar Rate Loans made under this Section, if not made on a Maturity Date, shall be made together with the additional payment for Interest Period breakage costs referred to in Section 2.3.

          Section 2.9  Reduction or Termination of Commitments.
(a) Voluntary Reduction or Termination. On or after the Closing Date, Borrower may upon at least three Banking Days' notice to Agent at the Agency Office, terminate in whole at any time, or ratably reduce from time to time by an aggregate amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof, the then unutilized Commitments of the Banks. In the event of any such reduction, the first installment under Section 2.9(b)(ii) to be reduced shall be that which is scheduled to occur on the next anniversary of the date hereof and, in the event that the amount of such reduction exceeds the amount of such installment (after giving effect to prior reductions thereof), such excess amounts shall be applied to the remaining scheduled reductions under Section 2.9(b)(ii) in the inverse order thereof. If the Commitments are terminated in their entirety, all accrued Fees thereon shall be payable on the effective date of such termination.

          (b) Mandatory Reductions. The Commitments shall be reduced (i) on each date of receipt of net proceeds from any receivables financings of Borrower and its Subsidiaries, by the amount of all such net proceeds which (in the aggregate with the amount of net proceeds received from all other such receivables financings since the date hereof) are in excess of $250,000,000 and (ii) on each anniversary of the date hereof, by $250,000,000 (or, in the case of this clause (ii) only, such lesser amount as shall be remaining after giving effect to prior reductions made in accordance with the provisions of Section 2.9(a)). Each reduction of the Commitments pursuant to this Section 2.9(b) shall be accompanied by the repayment of any outstanding Loans and other amounts accrued to the extent required by Section 2.2(a).


                           ARTICLE III

                    Conditions of Commitments

          Section 3.1  Conditions Precedent to Initial Loans.
The agreement of each Bank to make the initial Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) Certificate of Incorporation. Agent shall have received a copy of the certificate of incorporation of Borrower, and each amendment thereto, certified by the Secretary of State of Delaware as being a true and correct copy thereof;

          (b) Certificate of Good Standing. Agent shall have received a certificate of the Secretary of State of Delaware listing the Borrower's certificate of incorporation and each amendment thereto on file in his office and certifying that
     (i) such amendments are the only amendments to each such certificate of incorporation on file in his office, (ii) Borrower has paid all franchise taxes to the date of such Certificate and (iii) Borrower is duly incorporated and in good standing under the laws of such jurisdiction;

          (c) Certificate of Qualification. Agent shall have received a certificate or equivalent document of the Secretary of State of the State of New York certifying that Borrower has duly qualified to do business in such jurisdiction as a foreign corporation and is in good standing under such qualification;

          (d) By-Laws and Resolutions. Agent shall have received copies of Borrower's by-laws, of the resolutions of Borrower's Board of Directors approving each Credit Document to which Borrower is a party, and of all documents evidencing other necessary corporate action, if any, with respect to each such Credit Document, certified (as of a date not earlier than the date hereof) as being true and correct in each case by a Responsible Officer of Borrower;

          (e) Incumbency Certificate. Agent shall have received a certificate of a Responsible Officer of Borrower certifying (as of a date not earlier than the date hereof) the names and true signatures of the officers of Borrower authorized to sign each Credit Document to which it is a party and the other documents to be delivered by it hereunder;

          (f) Legal Opinion. Agent shall have received a favorable opinion of each of Gary E. Martinelli &
     Associates, P.C. (as counsel to Borrower) and Simpson
     Thacher & Bartlett (as counsel to the Agent), substantially in the form of Exhibit D and E, respectively, hereto, and as to such other matters as Agent or Majority Banks may reasonably request;

          (g) Closing Certificates. Agent shall have received a Compliance Certificate.

          (h) Fees. Agent shall have received payment in full of the Fees which are to be paid on or before the Effective
     Date.

          (i) Acquisition Documents. Agent shall have received complete and correct copies of (i) the Merger Agreement,
     (ii) the Tender Offer Documents and each Additional Tender Offer Document prepared by or on behalf of Borrower which is in existence on the Closing Date, (iii) each document delivered to Borrower and its Subsidiaries by Legent in final form in connection with the Tender Offer which has been either (A) filed by Legent with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or (B) distributed by Legent and its Subsidiaries to its shareholders (with Borrower hereby representing and warranting that it has requested that Legent deliver each such document to Borrower), (iv) all exhibits, schedules and disclosure letters referred to in each of the foregoing or delivered pursuant thereto and (v) all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.

          (j) Tender Offer. Agent shall have received evidence reasonably satisfactory to it that the Tendered Shares shall have been accepted for purchase in accordance with the Tender Offer Documents and the Merger Agreement.

          (k) Tender of Minimum Shares. Agent shall have received evidence reasonably satisfactory to it that (i) the portion of the Shares beneficially owned by AcquisitionCo, together with the portion of the Shares accepted for payment pursuant to the Tender Offer which have been represented by the shareholders with respect thereto to be free and clear of all Liens and encumbrances, is not less than a majority of the Shares (on a fully diluted basis), (ii) such portion of the Shares is sufficient to permit the consummation of the Merger without the affirmative vote of any other shareholder and that there shall not have been a material change in the number of Shares (on a fully diluted basis) since the date of the Merger Agreement and (iii) no material portion of such accepted Tendered Shares were not represented by the shareholders with respect thereto to be free and clear of all Liens and encumbrances.

          (l) Maximum Purchase Price. Agent shall have received evidence reasonably satisfactory to it that the price per Share to be paid for the Shares is not in excess of $47.95.

          (m) No Material Adverse Information. The Banks shall not have become aware of any previously undisclosed material adverse factual information with respect to (i) the Tender Offer, (ii) the consolidated financial position of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Merger), (iii) the ability of the Borrower to perform its obligations hereunder or (iv) the rights and remedies of the Banks or the Agent.

          (n) Pro Forma Balance Sheet. Agent shall have received true and correct copies of an estimated pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1995 and after giving effect to the Acquisition and the financings contemplated hereby, which estimated pro forma balance sheet shall be (i) substantially in conformity with that contained in the Confidential Information Memorandum and (ii) in form and substance reasonably satisfactory to the Banks.

          (o) Financial Projections. Agent shall have received true and correct copies of the projected consolidated cash flows and income statements of the Borrower and its Subsidiaries for the period of five consecutive years following the Closing Date, which projections shall be in form and substance reasonably satisfactory to the Banks and shall be certified by a Responsible Officer of the Borrower as (i) having been prepared in good faith on the basis of the assumptions stated therein, (ii) being reasonable in light of conditions existing at the time of delivery of such projections and, in all material respects, on the Closing Date and (iii) being substantially in conformity with the financial projections contained in the Confidential Information Memorandum.

          (p) Termination of Existing Credit Agreement. Agent shall have received evidence satisfactory to it that the Commitments under (and as defined in) each Credit Agreement, dated as of June 21, 1994 (as amended, supplemented or otherwise modified from time to time), by and between Borrower, the banks and other financial institutions parties thereto and Credit Suisse, as agent, shall have been terminated and that all amounts then due and payable thereunder are being paid in full with the proceeds of the Loans hereunder.

          (q) Consents. Agent shall have received a certificate of a Responsible Officer of Borrower certifying as of a date not earlier than the date hereof that:

               (i) no consent, exemption or other action by, or notice to or filing with, any governmental authority or other Person is advisable in connection with (A) the execution, delivery, performance or enforcement of any Tender Offer Document or (B) the consummation of the Tender Offer, other than (in each such case) any consents, exemptions, actions, notices or filings (x) which have been obtained and remain in full force and effect or (y) for which the failure to make or obtain would not be reasonably likely to have a Material Adverse Effect; and

               (ii) all applicable waiting periods have expired without any action being taken or threatened by any governmental authority or under any Directive which would (A) prevent, materially restrain or otherwise impose material adverse conditions on the transactions contemplated by this Agreement, the Merger Agreement or any Tender Offer Document or (B) be reasonably likely to have a Material Adverse Effect.

Promptly following the Closing Date, Agent shall deliver (or cause to be delivered) to each Bank a copy of each document, instrument and agreement provided to Agent by Borrower pursuant to this Section 3.1.

          Section 3.2  Conditions Precedent to Each Loan.  The
Commitment of each Bank to make each Loan shall be subject to the further conditions precedent that on the date of such Loan:

          (a) the following statements shall be true (and the delivery of a Notice of Borrowing shall be deemed to constitute a representation and warranty by Borrower that on the date of such Loan such statements are true):

               (i) The representations and warranties contained in Section 4 of this Agreement are correct in all material respects on and as of the date of such Loan, before and after giving effect to such Loan, and to any other Loans to be made contemporaneously therewith, and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties are specifically limited to a prior date, in which case such representations and warranties shall be true and correct in all material respects on and as of such prior date); and

              (ii) No event has occurred and is continuing, or would result from such Loan or from any other Loans to be made contemporaneously therewith, or from the application of the proceeds therefrom, which constitutes, or with the lapse of time or the giving of notice or both would constitute, an Event of Default; and

             (iii) After giving effect to (x) such Loan together with all other Loans to be contemporaneously made therewith and (y) the repayment of any Loans which are to be contemporaneously repaid at the time such Loan is made, such Loan will not result in the then outstanding total amount of all Loans exceeding the then total amount of all Commitments; and

           (b) Agent shall have received such other certificates as Agent may reasonably request.

                           ARTICLE IV

                 Representations and Warranties

          Borrower represents and warrants as follows:

          Section 4.1 Organization of Credit Parties. Borrower and each Material Subsidiary of Borrower is duly organized and existing under the Laws of the jurisdiction of its formation, and is properly qualified to do business and in good standing in, and where necessary to maintain its rights and privileges has complied with the fictitious name statute of, every jurisdiction where the failure to maintain such qualification, good standing or compliance could reasonably be expected to materially adversely affect Borrower's ability to perform its obligations hereunder.

          Section 4.2 Authorization of Credit Documents. The execution, delivery and performance of this Agreement and all other Credit Documents to which Borrower is a party are within Borrower's corporate powers and have been duly authorized. This Agreement has been validly executed and delivered on behalf of Borrower.

          Section 4.3 Government Approvals. (a) No consent, exemption or other action by, or notice to or filing with, any governmental authority or other Person is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or any other Credit Document, other than any consents, exemptions, actions, notices or filings which have been obtained and remain in full force and effect.

     (b) No consent, exemption or other action by, or notice to or filing with, any governmental authority or other Person is advisable (in the reasonable judgment of Borrower) or has reasonably been requested by Agent in connection with the execution, delivery, performance or enforcement of this Agreement or any other Credit Document, other than any consents, exemptions, actions, notices or filings (x) which have been obtained and remain in full force and effect, (y) for which the failure to make or obtain would not be reasonably likely to have a Material Adverse Effect or (z) in the case of those requested by Agent, such consents, exemptions, actions, notices or filings which could not reasonably be expected to be obtained in the period since such request.

          Section 4.4 No Conflicts. The execution, delivery and performance of this Agreement, the other Credit Documents to which Borrower and its Subsidiaries are parties, the Tender Offer Documents and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (a) violate (i) the certificate of incorporation or by-laws (or comparable documents) of Borrower, (ii) any Directive or
(iii) any provision of any contract, agreement, indenture or instrument to which Borrower or any Material Subsidiary is a party or by which any of its properties is bound, other than any such provision the violation of which would not reasonably be expected to have a Material Adverse Effect or (b) be in conflict with, or result in a breach of or constitute a default under, any contract, agreement, indenture or instrument referred to in clause (a)(iii) above, other than any such contract, agreement, indenture or instrument with respect to which such breach or default would not reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien, except Liens permitted under Section 5.2(a) hereof.

          Section 4.5 Enforceability. This Agreement and each Note (if any) is a legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, subject to bankruptcy and similar laws affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies where equitable remedies are sought.

          Section 4.6 Title to Property. Borrower and each Material Subsidiary of Borrower has good and marketable title to its properties and assets (other than those properties and assets the loss of which would not reasonably be expected to have a Material Adverse Effect) free and clear of all Liens or rights of others, except for Liens permitted by Section 5.2(a).

          Section 4.7 Compliance with Law. Borrower and each Material Subsidiary is in compliance with all applicable Directives, including, without limitation, those relating to hazardous materials or wastes or hazardous or toxic substances, where the failure to maintain such compliance could reasonably be expected to have a Material Adverse Effect.

          Section 4.8 No Litigation. Except as disclosed in the notes to Borrower's financial statements referred to in Section 4.10, there is no litigation, investigation or proceeding (including, without limitation, those alleging violation of any applicable Directive relating to hazardous materials or wastes, or hazardous or toxic substances) of or before any arbitrator or any governmental or judicial authority which is pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its properties or assets, or any Subsidiary of Borrower or any of its property or assets, and no preliminary or permanent injunction or order by a state or Federal Court has been entered in connection with any Credit Document or any Acquisition Document or any of the transactions contemplated hereby or thereby, which could reasonably be expected to (a) have a Material Adverse Effect or (b) have a material adverse effect upon the right or ability of AcquisitionCo to consummate the Merger.

          Section 4.9  Subsidiaries.  Borrower has provided to
Agent and the Banks, in writing, a complete and correct description of all Material Subsidiaries of Borrower on the date hereof and the nature and extent of Borrower's ownership interest therein on the date hereof.

          Section 4.10 Financial Information. The financial statements dated March 31, 1995, and all other financial information and data furnished in writing by Borrower to Agent or Banks in connection with the transactions contemplated hereby are complete, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position and results of operations of Borrower as of such date. When compared to such financial position and results of operation on March 31, 1995, (a) there has been no material adverse change in Borrower's consolidated financial position or ability to perform its obligations under this Agreement and the Notes (other than the after-tax charge-off of not more than $825,000,000 in connection with the Acquisition and the restructuring of the Borrower and its Subsidiaries to reflect the consequences thereof), and (b) neither Borrower nor any Subsidiary has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are not disclosed in such statements, information and data, other than
(i) those which, if due and payable by Borrower and its Subsidiaries, could not have a Material Adverse Effect and (ii) amounts owing hereunder.

          Section 4.11 Margin Regulations. (a) Borrower and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and (b) no proceeds of any Loan will be used in a manner which would violate, or result in a violation of, such Regulation G, T, U, or X.

          Section 4.12 ERISA. There are no Plans (other than as permitted by Section 5.2(j)) or Multiemployer Plans.

          Section 4.13 Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Borrower is not a "holding company" or a "subsidiary" of a "holding company" as defined in the Public Utility Holding Act of 1935, as amended.

          Section 4.14 Taxes. Borrower and each of its Material Subsidiaries has filed or caused to be filed all United States federal and other material tax returns which to the knowledge of Borrower are required to be filed, and has paid all taxes shown to be due and payable on said returns or any material assessments made against it or any of its property and all other material taxes, fees and other charges imposed on it or on any of its property by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves and conformity with generally accepted accounting principles have been provided on the books of Borrower or its Subsidiaries, as the case may be); and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges which could, if required to be paid by the Borrower and its Subsidiaries, reasonably be expected to have a Material Adverse Effect.


                            ARTICLE V

                   Covenants of Credit Parties

          Section 5.1  Affirmative Covenants.  So long as any
amount shall be owing hereunder or any of the Commitments shall remain available hereunder, Borrower will, unless Majority Banks shall otherwise consent in writing:

          (a) Payment of Taxes, Etc. Pay and discharge, and cause each of its Material Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, might by Law become a Lien upon its property (other than, in the case of this clause
     (ii) only, those Liens which are permitted pursuant to
     Section 5.2(a)); provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and as to which adequate reserves have been established.

          (b) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, or cause to be maintained for each of its Material Subsidiaries, with responsible and reputable insurance companies or associations insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or any such Material Subsidiary operates.

          (c)  Preservation of Corporate Existence, Etc.
     Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, (i) its corporate existence, rights (charter and statutory), and franchises, and (ii) in the case of Borrower, ownership and control by the Borrower of all Material Subsidiaries, and will continue, and cause each Material Subsidiary to continue, in the business of designing and licensing the use of computer software products and related technology and employ all of its and their respective assets in such business and others directly related thereto; provided, however, that nothing contained in this Section 5.1(c) shall be deemed to prohibit any merger or consolidation permitted pursuant to Section 5.2(c) or any asset sale permitted by Section 5.2(f).

          (d) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable Directives noncompliance with which could reasonably be expected to have a Material Adverse Effect.

          (e) Visitation Rights. At any time and from time to time during normal business hours and subject to reasonable advance notice under the circumstances, permit Agent or any of Banks or any agents or representatives thereof, to examine (at the location where normally kept) and make abstracts from the records and books of account of, and visit the properties of Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their respective officers or directors and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with its independent certified public accountants and permit such accountants to disclose to Agent or any of Banks any and all financial statements and other reasonably requested information of any kind that they may have with respect to Borrower and its Subsidiaries.

          (f) Keeping of Books. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and its Subsidiaries in a form, in the case of Borrower, such that Borrower may readily produce no less frequently than at the end of each of its fiscal quarters, financial statements on a consolidated basis in accordance with generally accepted accounting principles consistently applied (subject, in the case of the first three fiscal quarters of each fiscal year, to year end audit adjustments).

          (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, including all material copyrights, trademarks, service marks, mask works, trade names, brands, patent rights, processes, designs and other material intellectual property, and all registrations and applications for registration thereof, and any licenses with respect to any of the foregoing which are used or useful in the conduct of its business.

          (h)  Reporting Requirements.  Furnish to Agent and each
     Bank:

               (i) Quarterly Financial Statements of Borrower. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, consolidated balance sheets of Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of income and cash flow of Borrower and its Subsidiaries for the period commencing at the beginning of such fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Responsible Officer of Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied, together with a Compliance Certificate as of the end of such fiscal quarter;

              (ii) Annual Financial Statements of Borrower. As soon as available and in any event within 105 days after the end of each fiscal year of Borrower, the consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and the consolidated statements of income and retained earnings and the consolidated statements of cash flow of Borrower and its Subsidiaries for such fiscal year, in the case of such consolidated financial statements, certified, without material qualifications or limitations as to scope of the audit, by Ernst & Young or other independent public accountants of recognized standing acceptable to Majority Banks, as having been prepared in accordance with generally accepted accounting principles, consistently applied, together with a Compliance Certificate as of the end of such fiscal year;

             (iii) Notice of Defaults. As soon as possible and in any event within five Banking Days after a Responsible Officer of the Borrower reasonably could be expected to have obtained knowledge thereof, notice of the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, together with a statement of a Responsible Officer of Borrower setting forth details of such Event of Default or event and the action which Borrower has taken and proposes to take with respect thereto;

              (iv)  Shareholder Reports and SEC Filings.
          Promptly after the sending or filing thereof, copies of all reports which Borrower sends to any of its security holders, and copies of all reports and registration statements (other than the Exhibits thereto, which Borrower shall be required to provide to Agent or a Bank only upon written request therefor) which Borrower files with the Securities and Exchange Commission or any national securities exchange;

               (v) PBGC Notices. Promptly and in any event within two Banking Days after receipt thereof by Borrower or any of its ERISA Affiliates from the Pension Benefit Guaranty Corporation, copies of each notice received by Borrower or any such ERISA Affiliate of the intention of the Pension Benefit Guaranty Corporation to terminate any Plan or to have a trustee appointed to administer any Plan;

              (vi) Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality domestic or foreign, affecting Borrower or any of its Subsidiaries of the type described in Section 4.8 which
          (A) could reasonably be expected to have a Material Adverse Effect and (B) is known to Borrower or in respect of which Borrower or any Subsidiary has been served;

             (vii)  Additional Information.  Such other
          information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary as Majority Banks may from time to time reasonably request; and

            (viii)  Significant Events.  Promptly upon any
          Responsible Officer of Borrower obtaining knowledge thereof, a written statement from a Responsible Officer of Borrower describing the details of:

                    (A)  any labor controversy resulting in or
               threatening to result in a strike or work stoppage or slowdown against Borrower or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                    (B)  any proposal by any public authority to
               acquire all of the assets or business of Borrower or any Material Subsidiary or any portion of such assets which is material to the consolidated financial position of Borrower and its Subsidiaries taken as a whole; and

                    (C)  any circumstance or event which has had
               or might reasonably be expected to have a Material
               Adverse Effect.

          (i) Use of Loans. Use the proceeds of the Loans (i) to finance the Tender Offer and the Merger, (ii) for the acquisition of capital stock of a Person or assets in transactions not otherwise prohibited by this Agreement and
     (iii) for other general corporate purposes.

          (j) Consummation of Merger. Cause AcquisitionCo to consummate the Merger in accordance with the terms of the Merger Agreement and applicable Directives within 180 days following the date upon which the Tendered Shares are accepted for payment pursuant to the Tender Offer; subject to compliance with Rule 14f-1 promulgated under the Securities Exchange Act of 1934 (as amended), take all actions available to it to cause designees of the Borrower to constitute a majority of the Board of Directors of Legent as promptly as is reasonably practicable following the consummation of the Tender Offer; and to comply in all material respects with the obligations of the Borrower and AcquisitionCo under the Tender Offer Documents and the Merger Agreement; not waive or agree to amend any material covenant binding upon Legent and its Subsidiaries that is set forth in the Merger Agreement or any Tender Offer Document if such waiver or amendment would result in a breach of any of the covenants contained in this Agreement (assuming that Legent and its Subsidiaries were then Subsidiaries of the Borrower for purposes hereof).

          Section 5.2  Negative Covenants.  So long as any
amounts shall be owing hereunder or any of the Commitments shall remain available hereunder, Borrower will not, without the written consent of Majority Banks:

          (a) Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets or property, or permit any Material Subsidiary so to do, except: (i) Liens, if any, in favor of Agent and Banks collectively; (ii) Liens arising in connection with workers' compensation, unemployment insurance and other social security legislation; (iii) Liens in existence on the date hereof which secure obligations disclosed in the financial statements referred to in Section 4.10 or in the notes thereto; (iv) Liens placed or existing at the time of any acquisition on property being acquired by Borrower or such Material Subsidiary; (v) Liens for property taxes not yet due and payable and Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower or such Material Subsidiary, as the case may be, in accordance with generally accepted accounting principles; (vi) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for more than 30 days or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower or such Material Subsidiary, as the case may be, in accordance with generally accepted accounting principles;
     (vii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (viii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower and its Subsidiaries; (ix) Liens in favor of the United States of America for amounts paid to Borrower or any of its Subsidiaries as progress payments under government contracts entered into by it; (x) Liens on assets of corporations that become Subsidiaries after the date hereof, provided that such Liens exist at the time the respective corporations become Subsidiaries and are not created in anticipation thereof; (xi) Liens in favor of vendors of equipment purchased by Borrower or any Material Subsidiary; provided that such Liens are limited to all or a part of the equipment purchased, and the aggregate amount of the Debt secured by such Liens at no time exceeds $25,000,000 and such equipment is used in the ordinary course of business of Borrower or such Material Subsidiary;
     (xii) Liens on accounts receivable of the Borrower and its Subsidiaries to secure Debt incurred thereby on account of accounts receivables financings; (xiii) Liens granted in any extension, renewal, or replacement of any of the permitted Liens described above; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time such Lien was originally granted, and that such extension, renewal or replacement shall be limited to all or part of the property which secured the Lien so extended, renewed or replaced (plus improvements and construction on such property), (xiv) Liens on Margin Stock and (xv) other Liens which secure Debt of the Borrower and its Material Subsidiaries in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding.

          (b) Guaranties. Assume, guarantee, endorse or otherwise become directly or contingently liable for (by agreement to purchase or lend or otherwise) any obligation of any other Person, or permit any Material Subsidiary so to do, except: (i) guaranties by endorsement of negotiable instruments for deposit or collection; (ii) performance bonds or similar transactions in the ordinary course of business; (iii) guaranties and other contingent liabilities which do not exceed $75,000,000 in the aggregate and which are disclosed in the financial statements referred to in
     Section 5.1(h)(ii); (iv) guaranties by the Borrower of obligations of its Subsidiaries which are permitted hereunder; and (v) guaranties by Subsidiaries of the Borrower of obligations of the Borrower which are permitted hereunder.

          (c) Merger and Consolidation. Enter into any merger or consolidation or permit any Subsidiary so to do, except that, during such time as no Event of Default (or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default) has occurred and is continuing, (i) Borrower or any of its Subsidiaries may merge or consolidate with any other Person (other than Borrower or any of its Subsidiaries, as to which the provisions of clauses (ii) and (iii) below shall apply); provided that Borrower or such Subsidiary is the surviving entity thereof, (ii) Borrower may merge or consolidate with any wholly-owned Subsidiary; provided that Borrower is the surviving entity thereof and (iii) any wholly-owned Subsidiary of Borrower may merge or consolidate with another wholly-owned Subsidiary of Borrower (it being understood that, for purposes of this clause (iii) only, the existence of directors' and other nominees' qualifying shares which are not held, directly or indirectly, by Borrower shall not, in itself, cause a Subsidiary to fail to be wholly-owned by Borrower).

          (d) Obligations to be Pari Passu. Borrower's obligations under this Agreement and the Notes will rank at all times pari passu as to priority of payment and in all other respects with all other unsecured and unsubordinated
     Debt of Borrower.

          (e) Capital Leases. Incur, create, assume or suffer to exist, or permit any Material Subsidiary to incur, create, assume or suffer to exist, any lease of property, real or personal, the obligations under which should be capitalized on a balance sheet of Borrower or such Subsidiary in accordance with generally accepted accounting principles if, after giving effect to such lease, the aggregate rentals payable (or, without duplication, guaranteed) by Borrower and the Subsidiaries under all such leases would exceed $75,000,000 in any one fiscal year of Borrower; provided, however, that the restrictions contained in this subsection 5.2(e) shall not apply to those capital leases assumed as a result of mergers and consolidations permitted by Section 5.2(c) hereof.

          (f) Sale of Assets. Sell, lease or otherwise transfer or dispose, or permit any Material Subsidiary of Borrower to sell, lease or otherwise transfer or dispose, of any assets which are material to the conduct of the business of Borrower and its Subsidiaries taken as a whole, other than the sale, transfer or other disposition of (i) assets from Borrower to any of its wholly-owned Subsidiaries or from any wholly-owned Subsidiary of Borrower to Borrower or any other wholly-owned Subsidiary thereof, (ii) accounts receivable of the Borrower and its Subsidiaries in connection with the consummation of a receivables financing permitted by Section 5.2(a)(xii) and (iii) Margin Stock which is sold, transferred or otherwise disposed of for not less than its fair market value.

          (g)  Fiscal Year.  Change its fiscal year.

          (h) Consolidated Net Worth. Permit the Consolidated Net Worth of Borrower and its Subsidiaries at any time to be less than the amount equal to the sum of (a) $675,000,000 plus (b) the amount equal to 25% of Consolidated Net Income (to extent positive) for each fiscal year of Borrower ending after April 1, 1996.

          (i)  Debt to Consolidated Net Worth Ratio.  Permit the
     Test Ratio at any time to be greater than the ratio set forth below opposite the period during which the date of measurement occurs:

                           Period                      Ratio

                 Closing Date - 03/31/96            3.25 to 1.0
                     04/01/96 - 03/31/97            2.75 to 1.0
                     04/01/97 - thereafter          2.25 to 1.0

          (j) ERISA Plans. Create, permit or suffer to exist any Plan or Multiemployer Plan, or permit any ERISA Affiliate to do so; provided, however, that Borrower may permit an ERISA Affiliate to maintain a Plan if, but only to the extent that, all of the following conditions are satisfied: (i) such ERISA Affiliate became an ERISA Affiliate after the date of this Agreement; (ii) such Plan was in existence on the date the ERISA Affiliate maintaining or contributing to it became an ERISA Affiliate; (iii) such Plan is terminated and all of its assets distributed within 180 days of the date upon which such ERISA Affiliate became an ERISA Affiliate; (iv) the aggregate liabilities under Subtitle D of Title IV of ERISA of Borrower and its ERISA Affiliates with respect to such Plans does not, at any time after the date upon which such ERISA Affiliate becomes an ERISA Affiliate, exceed $25,000,000; (v) no demand by the Pension Benefit Guaranty Corporation under ERISA sections 4062, 4063, or 4064 is outstanding against such ERISA Affiliate on the date it becomes an ERISA Affiliate; and
     (vi) no lien described in ERISA section 4068 upon the assets of such ERISA Affiliate is in existence on the date it becomes an ERISA Affiliate.

          (k) Dividends. Declare or pay, or permit any Subsidiary which is not wholly-owned by the Borrower (other than directors' and other nominees' qualifying shares) to declare or pay, any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of equity interests of the Borrower or any warrants or options to purchase any such equity interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that, to the extent that no Event of Default (or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default) has occurred and is continuing or would result therefrom (a) Borrower and such Subsidiaries may make up to $125,000,000 in Restricted Payments during the fiscal year of the Borrower ending March 31, 1996, (b) Borrower and such Subsidiaries may make up to $225,000,000 in Restricted Payments during the fiscal year of the Borrower ending March 31, 1997 and (c) Borrower and such Subsidiaries may make Restricted Payments in each fiscal year thereafter in an aggregate amount not to exceed 33% of Consolidated Net Income for the immediately preceding fiscal year.

          (l) Modification of Acquisition Documents. Amend, supplement or otherwise modify any Tender Offer Document or the Merger Agreement in any respect which could reasonably be expected to (i) increase the price paid for the Shares,
     (ii) waive or materially lessen or weaken the material conditions to AcquisitionCo's obligation to purchase the Shares pursuant to the Tender Offer, (iii) materially impair the ability of AcquisitionCo to consummate the Merger in accordance with the terms thereof, (iv) impair the rights and remedies of the Banks or the Agent or (v) have a Material Adverse Effect.

                           ARTICLE VI

                        Events of Default

          Section 6.1  Events of Default.  If any of the
following events ("Events of Default") shall occur and be continuing:

          (a) Payments. Borrower shall fail to pay any principal of any of the Loans when the same becomes due and payable, or Borrower shall fail to pay interest or other sum due under this Agreement or any Note within five Banking Days of the date when the same becomes due and payable; or

          (b)  Representations and Warranties.  Any
     representation or warranty made or stated to be deemed to be made by Borrower under any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made; or

          (c) Covenants. Borrower or any of its Subsidiaries shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.2(h) or (i) of this Agreement or (ii) any other term, covenant or agreement contained in this Agreement (other than any failure to pay, which is subject to clause (a) above) and (in the case of this clause (ii) only) any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Borrower by Agent or any Bank; or

          (d) Other Debts. Borrower or any of its Subsidiaries shall, either singly or in combination, fail to pay Debt in excess of $10,000,000 in the aggregate (excluding Debt specified in subsection (a) above) for Borrower and all such Subsidiaries, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (e) Judgments and Orders. Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered by a court of competent jurisdiction against Borrower or any of its Material Subsidiaries and such judgment shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (f) Insolvency or Voluntary Proceedings. Borrower or any of its Material Subsidiaries is generally not paying or admits in writing its inability to pay its debts as such debts become due, or files any petition or action for relief under any bankruptcy, reorganization, insolvency, or moratorium Law or any other Law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing; or

          (g) Involuntary Proceedings. An involuntary petition is filed against Borrower or any Material Subsidiary under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any substantial part of the property of Borrower or any of its Material Subsidiaries, and (i) such petition or appointment is not set aside or withdrawn or otherwise ceases to be in effect within 60 days from the date of said filing or appointment, or (ii) an order for relief is entered against Borrower or such Material Subsidiary with respect thereto; or

          (h) Appropriation. All, or such as in the opinion of Majority Banks constitutes substantially all, of the property of Borrower and its Subsidiaries on a consolidated basis is condemned, seized or appropriated; or

          (i) Binding Effect. Any material provision of this Agreement or any Note shall for any reason (other than the waiver or release by the Agent and the Banks of such provision in accordance with the terms hereof) cease to be valid and binding on Borrower, or Borrower shall so state in writing;

          (j) Change of Control. Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock of the Borrower having ordinary voting power in the election of directors of the Borrower (other than any such Person or "group" which owns such amount of capital stock on the date of this Agreement) or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors except for any Person that was an interested stockholder prior to the date of this Agreement;

then, (i) automatically upon the occurrence of any event specified in clauses (f) or (g) of this Section 6.1 with respect to Borrower and at the option of Majority Banks, by notice from Agent to Borrower, in any other event, (A) the obligation of each Bank hereunder to make any Loans, shall be immediately terminated, and/or (B) the total outstanding principal amount of all Loans, all interest thereon and all other amounts payable under this Agreement and the Notes shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and/or (ii) Agent shall upon the request, or may with the consent, of Majority Banks take such actions hereunder and exercise such rights and remedies pursuant hereto as Agent may deem appropriate.

                           ARTICLE VII

                 Relationship of Agent and Banks

          Section 7.1 Authorization and Action. (a) Each Bank hereby appoints and authorizes Agent, as administrative agent on behalf of such Bank, to take such action and to exercise such powers hereunder as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. As to any (x) matters requiring or permitting an approval, consent, waiver, election or other action by a specified portion of Banks, (y) matters as to which, notwithstanding any delegation of authority to Agent, Agent has requested and received instructions from Majority Banks, and (z) matters not expressly provided for hereby, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting only (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Banks (or, in the case of matters described in clause
(x) above, the specified portion of Banks), and such instructions shall be binding upon all Banks; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable Law. Agent agrees to give to each Bank prompt notice of each notice given to it by Borrower pursuant to the terms hereof.

          (b) Each Bank hereby appoints Co-Agents as co-agents on behalf of such Bank. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that no Co-Agent shall have any rights, duties or responsibilities in its capacity as Co-Agent and that no Co-Agent shall have the authority to take any action hereunder in its capacity as such.

          Section 7.2 Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (i) may treat each Bank as the holder of the right to payment of its outstanding Loans until Agent receives and accepts (together with any required transfer fee) an Assignment and Acceptance Agreement signed by such Bank and its Assignee in form satisfactory to the Agent and otherwise in accordance with the provisions of this Agreement; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts if such counsel, accountants or other experts are selected without gross negligence or willful misconduct on the part of the Agent; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the property (including the books and records) of Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties unless such action by the Agent constitutes gross negligence or willful misconduct on its part.

          Section 7.3 Agent and Affiliates. With respect to its Commitment, the Loans made by it and the obligations of Borrower owed to it under this Agreement and the Notes as a Bank, Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any of its Subsidiaries and any Person who may do business with or own securities of Borrower or any such Subsidiary, all as if Agent were not Agent and without any duty to account therefor to Banks.

          Section 7.4 Bank Credit Decision. Each Bank acknowledges that (a) it has, independently and without reliance upon Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, (b) it will, independently and without reliance upon Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and
(c) Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information (other than obtained under the provisions of this Agreement) with respect thereto, whether coming into its possession before the date hereof or at any time thereafter.

          Section 7.5 Indemnification. Each Bank agrees to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to the ratio of such Bank's Commitment to the Commitments of all Banks, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Agent hereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Bank agrees to reimburse Agent promptly upon demand for such Bank's ratable share (based on the proportion of all Commitments held by such Bank) of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that Agent is not reimbursed for such expenses by Borrower. The provisions of this Section 7.5 shall survive termination of this Agreement.

          Section 7.6 Successor Agent. Agent may resign at any time as Agent under this Agreement by giving 30 days' prior written notice thereof to Banks and Borrower. Upon any such resignation, Majority Banks shall have the right to appoint a successor Agent thereunder (which successor Agent shall be reasonably acceptable to Borrower). If no successor Agent shall have been so appointed by Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall (a) be either (i) a commercial bank organized under the laws of the United States of America or of a state thereof or (ii) an office of a commercial bank organized under the laws of a jurisdiction outside of the United States which is located within the United States and is regulated by the bank regulatory authorities of the United States or of a state thereof and (b) have a combined capital and surplus of at least $500,000,000. Unless and until a successor Agent shall have been appointed as above provided, the retiring Agent shall serve as a caretaker Agent unless dismissed by Majority Banks. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all duties and obligations of the Agent arising thereafter under this Agreement. After any retiring Agent's resignation or removal as Agent under this Agreement, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.


                          ARTICLE VIII

                          Miscellaneous

          Section 8.1 Notices. Except as provided in Article II with respect to the matters therein specified, all notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and (except for financial statements and other related informational documents to be furnished pursuant hereto which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, telecopy, or telegram (with messenger delivery specified) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon each party hereto at the address (or its telex or telecopier numbers, if any) set forth as its address for notices on Schedule 1 hereto or, in the case of any Assignee, set forth in the relevant Assignment and Acceptance Agreement.

          Section 8.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights of Borrower hereunder or under any Note without the prior written consent of all Banks and Agent (the giving of such consent to be in each Bank's and Agent's sole and absolute discretion), and any such purported assignment without such consent shall be absolutely void, and (b) no Bank shall assign this Agreement or any of the rights or obligations of such Bank hereunder or under any Note except in accordance with Section 8.11.

          Section 8.3 Amendments and Related Matters. No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Majority Banks and Borrower and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent with respect to this Agreement or any Note shall, unless in writing and signed by all Banks, do any of the following: (a) increase the Commitments of any Banks or subject the Banks to any additional obligations, (b) reduce the principal of, or interest on, the Loans or fees or other amounts payable to Banks hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to Banks hereunder, (d) change the relative percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks required for Banks or any of them to take any action hereunder or (e) amend this Section 8.3; and provided, further, that no amendment, waiver or consent with respect hereto shall, unless in writing and signed by Agent in addition to the Banks required above to take such action, affect the rights or duties of Agent under this Agreement.

          Section 8.4 Costs and Expenses; Indemnification. (a) Expenses. Borrower agrees to pay on demand (i) all reasonable costs and expenses of Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder, and (ii) all costs and expenses of Agent and Banks, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) and restructuring (whether or not in the nature of a "work-out") of this Agreement, the Notes and the other documents to be delivered hereunder.

          (b) Indemnification. Borrower agrees to indemnify Agent, each Bank and each officer, director, Affiliate, employee, agent or representative of Agent or Bank ("Bank Indemnitees") and hold each Bank Indemnitee harmless from and against any and all liabilities, losses, damages, costs, and expenses of any kind (including the reasonable fees and disbursements of counsel for any Bank Indemnitee) in connection with any investigative, administrative, or judicial proceeding, whether or not such Bank Indemnitee shall be designated a party thereto (but if not a party thereto, then only with respect to such proceedings where such Bank Indemnitee (i) is subject to legal process (whether by subpoena or otherwise) or other compulsion of law, (ii) believes in good faith that it may be so subject, or (iii) believes in good faith that it is necessary or appropriate for it to resist any legal process or other compulsion of law which is purported to be asserted against it), which may be incurred by any Bank Indemnitee, relating to or arising out of this Agreement or any of the other Credit Documents, any of the transactions contemplated hereby or thereby, or any actual or proposed use of proceeds of Loans hereunder; provided, however, that no Bank

Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

          (c) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreement and obligations of Borrower contained in this Section 8.4 shall survive the payment in full of the amounts owing hereunder and the termination of this Agreement; provided that, from and after the date upon which this Agreement is terminated, any request for indemnity must be provided to Borrower within six months following the occurrence of the event giving rise thereto (or, if the amount of such claim is not then reasonably determinable, within six months after such amount becomes reasonably determinable).

          Section 8.5 Oral Communications. Agent may, but is not required (except as provided in Section 2.1(b)) to, accept and act upon oral communications which it reasonably believes to be from Borrower. Any oral communication from Borrower to Agent (including telephone communications) hereunder shall be immediately confirmed in writing by Borrower, but in the event of any conflict between any such oral communication and the written confirmation thereof, such oral communication shall control if Agent has acted thereon prior to actual receipt of written confirmation. Borrower shall indemnify Agent and hold Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including attorneys' fees) which arise out of or are incurred in connection with the making of Loans or taking other action in reliance upon oral communications, except that Agent shall not be indemnified against its own gross negligence or willful misconduct.

          Section 8.6 Entire Agreement. This Agreement and the other Credit Documents are intended by the parties hereto to be a final and complete expression of all terms and conditions of their agreement with respect to the subject matter thereof and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

          Section 8.7 Governing Law. THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT (EXCEPT TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY CHOSEN THEREIN) SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 8.8  Severability.  The illegality or
unenforceability of any provision of this Agreement or any other
Credit Document shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such Credit Document.

          Section 8.9 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any other Credit Document

(including, without limitation, any amendment, waiver, supplement or other modification hereto) by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 8.10 Confidentiality. Unless otherwise required by any Directive, Agent and each Bank agrees not to voluntarily disclose to unrelated third parties information clearly marked as "Confidential" provided to it pursuant to this Agreement or the other Credit Documents, except that there shall be no obligation of confidentiality in respect of (i) any information which may be generally available to the public or becomes available to the public through no fault of Agent or such Bank; (ii) communications with actual or prospective participants, or Assignees which undertake in writing to be bound by this Section 8.10; (iii) Agent's or any Bank's directors, officers, employees and other representatives and agents, and directors, officers, employees and other representatives and agents of its Affiliates, legal counsel, auditors, internal bank examiners and regulatory authorities having jurisdiction over such Bank, and to the extent necessary or advisable in its judgment other experts or consultants retained by it, if in the case of a person or entity other than a director, officer, employee, legal counsel, auditor or internal bank examiner, Agent or such Bank obtains from such person or entity an undertaking in writing as to confidentiality substantially identical to this undertaking and (iv) information which is compelled to be disclosed pursuant to legal process or court order (provided that, to the extent practicable, prompt notice of such compulsion shall be given to Borrower in order to permit Borrower to defend
against such disclosure).   Agent and each Bank shall be further
permitted to disclose any such confidential information to the extent relevant (in the reasonable judgment of Agent or such Bank, as the case may be) in connection with any litigation against Borrower (provided that, to the extent practicable, Agent or such Bank, as the case may be, shall request that the court or other relevant judicial authority take action to maintain the confidentiality of such information).

          Section 8.11 Assignments and Participations. (a) Assignments. Each Bank may, upon at least five Banking Days' notice to Agent and Borrower, assign to one or more financial institutions (an "Assignee") all or a portion of its rights and obligations under this Agreement and its Note (including, without limitation, all or a portion of its Commitment, and the Loans); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement and Note being assigned, (ii) unless Agent and Borrower otherwise consent, the amount of the Commitment (such amount to be determined without reduction for utilization) of the assigning Bank being assigned pursuant to each such assignment to an assignee which is not then a Bank hereunder or an affiliate thereof (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall not be less than $10,000,000 or shall be an integral multiple of $1,000,000 in excess thereof, and, unless such assigning Bank is assigning its entire Commitment, shall not reduce the amount of the Commitment retained by such Bank to less than $10,000,000, (iii) each such assignment shall be to a financial institution, (iv) the parties to each such assignment shall execute and deliver to Agent, for its approval, acceptance and recording an Assignment and Acceptance Agreement, together with (except in the case of any assignment made pursuant to Section 2.8, in which event no such fee shall be due) a processing and recordation fee of $3,500, and (v) except in the case of an assignment to an assignee which is a Bank or an affiliate thereof, Borrower shall consent to such assignment, which consent shall not be unreasonably withheld. Upon such execution, delivery, approval, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance Agreement, (x) the Assignee thereunder shall be a party hereto as a Bank and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement and its Note (and, in the case of an Assignment and Acceptance Agreement, covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement and its Note, such Bank shall cease to be a party hereto).

          (b) Effect of Assignment. By executing and delivering an Assignment and Acceptance Agreement, a Bank assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as expressly provided in such Assignment and Acceptance Agreement, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations hereunder or any other instrument or document furnished pursuant hereto or with respect to the taxability of payments to be made hereunder; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.10 and Section 5.1(h) and such other Credit Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (iv) such Assignee will, independently and without reliance upon Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (c) Recording of Assignments. Agent shall maintain at its Agency Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it. The records of Agent as to the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time shall be conclusive and binding for all purposes, absent manifest error. Borrower and Agent and Banks may treat each Person indicated by the records of the Agent to be Bank hereunder as such for all purposes of this Agreement. Upon request of Borrower or any Bank from time to time, Agent shall inform Borrower or such Bank, as the case may be, of the identities of the Banks hereunder.

          (d) Assignments Recorded. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Bank and an Assignee, Agent shall, if such Assignment and Acceptance Agreement has been properly completed, and subject to Borrower's consent as above provided and payment by the parties thereto of the requisite processing and recordation fee (i) accept such Assignment and Acceptance Agreement and (ii) record the information contained therein in its records.

          (e) Participations. Each Bank may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and its Note (including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement and its Note (including, without limitation, its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Bank shall remain the owner of such Loans for all purposes of this Agreement and its Note, and (iv) Borrower, Agent, and Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and its Note, provided, further, to the extent of any such participation (unless otherwise stated therein and subject to the preceding proviso), the assignee or purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were a Bank hereunder; and provided, further, that each such participation shall be granted pursuant to an agreement providing that the purchaser thereof shall not have the right to consent or object to any action by the selling Bank (who shall retain such right) other than an action which would (i) reduce principal of or interest on any Loan or Fees in which such purchaser has an interest, or (ii) postpone any date fixed for payment of principal of or interest on any such Loan or such fees; and provided, further, that notwithstanding anything to the contrary in this subsection (e), the provisions of Sections 2.6 and 2.7 hereof shall apply to the purchasers of participations only to the extent, if any, that the Bank or Assignee assigning or selling such participation would be entitled to request additional amounts under such Sections if such Bank or Assignee had not sold or assigned such participation.

          (f) Assignment to Federal Reserve Bank. Anything herein to the contrary notwithstanding, each Bank shall have the right to assign or pledge from time to time any or all of its Commitment, Loans or other rights hereunder to any Federal Reserve Bank.

          Section 8.12 Waiver of Trial by Jury. BORROWER, BANKS, AND AGENT, TO THE MAXIMUM EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE OTHER CREDIT DOCUMENTS, THE NEGOTIATION, ADMINISTRATION,

PERFORMANCE, OR ENFORCEMENT HEREOF OR THEREOF, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, BORROWER, BANKS AND AGENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION
8.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

          Section 8.13  Choice of Forum and Service of Process.
(a)  The Borrower hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of
     New York, and appellate courts from any thereof;

          (ii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth under its signature hereto or at such other address of which the Agent shall have been notified pursuant thereto;

          (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) Each party hereto hereby consents that any action or proceeding described in Section 8.13(a) may be brought in the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

          Section 8.14 Remedies. The remedies provided to Agent and Banks herein are cumulative and are in addition to, and not in lieu of, any remedies provided by law. To the maximum extent permitted by law, remedies may be exercised by Agent or any Bank successively or concurrently, and the failure to exercise any remedy shall not constitute a waiver thereof, nor shall the single or partial exercise of any remedy preclude any other or further exercise of such remedy or any other right or remedy.

          Section 8.15 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower against an equivalent amount of the amounts owing to such Bank hereunder which are then due and payable, irrespective of whether or not such Bank shall have made any demand under this Agreement. Each Bank agrees promptly to notify Borrower and Agent after any such set-off and application is made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

          Section 8.16 Effectiveness and Effect of Agreement. This Agreement shall become effective (and the date this Agreement becomes so effective is the "Effective Date") if, and only if, on or before August 15, 1995, Agent shall have received counterparts of this Agreement duly executed by Borrower and the Banks listed on the signature pages hereof and Agent and shall have so notified Borrower and Banks.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               COMPUTER ASSOCIATES INTERNATIONAL,
                               INC., a Delaware corporation



                               By  /s/Ira Zar
                                 ----------------------------
                               Its  Senior Vice President and Treasurer


                        Address for Notices:

                               One Computer Associates Plaza
                               Islandia, New York, 11788-7000
                               Attn: Treasurer
                               Telecopier: (516) 342-4854
                               Telex: 981-393

                          with a copy (other than in the case of
                          administrative notices) to:

                               Attn:  General Counsel
                               Telecopier: (516) 342-4866


                               CREDIT SUISSE, as Administrative Agent, as a Co-Agent and as a Bank


                               By  /s/Kristina Catlin
                                  -----------------------------
                               Its  Associate

                               By  /s/Heather J. Renkenberg
                                  -----------------------------
                               Its  Associate

                               ABN AMRO BANK N.V., New York
                               Branch, as a Co-Agent and as a Bank


                               By  /s/Frances O. Logan
                                  -----------------------------
                               Its  Vice President


                               By   /s/William Van Nostrand
                                  -----------------------------
                               Its  Vice President

                               THE BANK OF NEW YORK, as a Co-Agent and
                               as a Bank


                               By  /s/William A. Kerr
                                  -----------------------------
                               Its  Vice President

                               THE BANK OF NOVA SCOTIA, New York Agency, as a Co-Agent and as a Bank


                               By   /s/Stuart Lockhart
                                   -----------------------------
                               Its  Vice President

                               THE BANK OF TOKYO TRUST COMPANY,
                               as a Co-Agent and as a Bank


                               By   /s/Paul P. Malecki
                                   -----------------------------
                               Its  Vice President

                               CHEMICAL BANK, as a Co-Agent and
                               as a Bank


                               By   /s/Phyllis Sawyer
                                   -----------------------------
                               Its   Vice President

                               COMMERZBANK AKTIENGESELLSCHAFT,
                               as a Co-Agent and as a Bank


                               By   /s/Michael D. Hintz
                                   -----------------------------
                               Its  Vice President

                               CREDIT LYONNAIS NEW YORK BRANCH,
                               as a Co-Agent and as a Bank


                               By   /s/Robert Ivosevich
                                   ----------------------------
                               Its  Senior Vice President

                               CREDIT LYONNAIS CAYMAN ISLAND
                               BRANCH, as a Co-Agent and as a Bank


                               By   /s/Robert Ivosevich
                                   -----------------------------
                               Its  Senior Vice President

                               THE DAI-ICHI KANGYO BANK, LTD.,
                               New York Branch, as a Co-Agent
                               and as a Bank


                               By   /s/Andreas Pantelli
                                   -----------------------------
                               Its  Vice President

                               FLEET BANK, as a Co-Agent and as a Bank


                               By   /s/Robert W. Sievers
                                   -----------------------------
                               Its  Senior Vice President

                               THE FUJI BANK, LIMITED, New York
                               Branch, as a Co-Agent and as a Bank


                               By   /s/Yoshihiko Shiotsugu
                                   -----------------------------
                               Its  Vice President & Manager

                               THE INDUSTRIAL BANK OF JAPAN,
                               LIMITED, New York Branch, as a
                               Co-Agent and as a Bank


                               By   /s/J. Kenneth Biegen
                                   -----------------------------
                               Its  Senior Vice President

                               LTCB TRUST COMPANY, as a Co- Agent
                               and as a Bank


                               By   /s/Rene O. LeBlanc
                                   -----------------------------
                               Its  Senior Vice President

                               MELLON BANK N.A., as a Co-Agent
                               and as a Bank


                               By   /s/David Smith
                                   -----------------------------
                               Its  Assistant Vice President

                               MORGAN GUARANTY TRUST COMPANY OF
                               NEW YORK, as a Co-Agent and as a
                               Bank


                               By   /s/Penelope J.B. Cox
                                   ------------------------------
                               Its  Vice President

                               NATWEST BANK N.A., as a Co-Agent
                               and as a Bank


                               By   /s/Jeffery B. Carstens
                                   ------------------------------
                               Its  Vice President

                               NATIONSBANK OF TEXAS, N.A., as a
                               Co-Agent and as a Bank


                               By   /s/Brent W. Mellow
                                   -----------------------------
                               Its  Vice President

                               PNC BANK, NATIONAL ASSOCIATION,
                               as a Co-Agent and as a Bank


                               By   /s/Tom Partridge
                                   ----------------------------
                               Its  Commercial Banking Officer

                               THE SANWA BANK, LIMITED, as a
                               Co-Agent and as a Bank


                               By   /s/Dominic J. Sorresso
                                   ----------------------------
                               Its  Vice President

                               SOCIETE GENERALE, as a Co-Agent
                               and as a Bank


                               By   /s/Gordon St. Denis
                                   ----------------------------
                               Its  Vice President

                               THE SUMITOMO BANK, LIMITED, New
                               York Branch, as a Co-Agent and as a Bank


                               By   /s/Yoshinori Kawamura
                                   ------------------------------
                               Its  Joint General Manager

                               BANCA COMMERCIALE ITALIANA (New
                               York Branch), as a Bank


                               By   /s/Charles Dougherty
                                   ------------------------------
                               Its  Vice President

                               By   /s/J.M. Welch
                                   ------------------------------
                               Its  Assistant Vice President

                               BANCA POPOLARE DI MILANO, New York
                               Branch, as Bank


                               By   /s/Esperanza Quintero
                                   ------------------------------
                               Its  Vice President

                               BANK OF MONTREAL, as a Bank


                               By   /s/W. T. Calder
                                   -------------------------------
                               Its  Director

                               BANQUE PARIBAS, as a Bank


                               By   /s/Mary T. Finnegan
                                   -------------------------------
                               Its  Group Vice President

                               By   /s/Joli Anne Biesel
                                   -------------------------------
                               Its  Assistant Vice President

                               BAYERISCHE VEREINSBANK AG, New
                               York Branch, as a Bank


                               By   /s/Marianna Weinzinger
                                   -------------------------------
                               Its  Vice President

                               By   /s/Walter H. Eckmeier
                                   -------------------------------
                               Its  Vice President

                               FIRST UNION NATIONAL BANK OF
                               NORTH CAROLINA, as a Bank


                               By   /s/Mark M. Harden
                                   -------------------------------
                               Its  Vice President

                               LLOYDS BANK PLC, as a Bank


                               By   /s/Paul D. Briamonte
                                   --------------------------------
                               Its  Vice President

                               THE MITSUI TRUST AND BANKING
                               COMPANY, LIMITED, as a Bank


                               By   /s/Shigeru Tsujimoto
                                   --------------------------------
                               Its  Senior Vice President & Manager

                               THE NIPPON CREDIT BANK, LTD., as
                               a Bank


                               By   /s/Evan Klein
                                   --------------------------------
                               Its  Assistant Vice President

                               ROYAL BANK OF CANADA, as a Bank


                               By   /s/Stephen Hughes
                                   ---------------------------------
                               Its  Senior Manager Computer Industry Group

                               SHAWMUT BANK, as a Bank


                               By   /s/Olaperi Onipede
                                   ----------------------------------
                               Its  Director

                               SOCIETY NATIONAL BANK, as a Bank


                               By   /s/Marianne T. Meil
                                   -----------------------------------
                               Its  Assistant Vice President

                               THE TOKAI BANK, LIMITED, as a Bank


                               By    /s/Stuart Schulman
                                   -----------------------------------
                               Its  Senior Vice President

                               TORONTO DOMINION (NEW YORK), INC.


                               By    /s/Jorge Garcia
                                    ------------------------------------
                               Its    Vice President

                                        Schedule 1


                                    Commitment Schedule


A.   Agency Office: Tower 49
                    12 East 49th Street
                    New York, New York  10017
                    Attention:  Syndications Agency
                    Telecopier:  (212) 238-5073

B.   Banks:         (Listed Below)

      Bank                      Commitment            Lending Office           Address for Notices

Credit Suisse                  $105,000,000     Tower 49                     Tower 49
                                                12 East 49th Street          12 East 49th Street
                                                New York, New York  10017    New York, New York 10017
                                                                             Attn: Michael Mast/
                                                                             Kristin Catlin
                                                                             Telecopier: (212) 238-5439

ABN AMRO Bank N.V.               75,000,000      500 Park Avenue             500 Park Avenue
                                                 New York, New York  10022   New York, New York  10022
                                                                             Attn:  William Van Nostrand
                                                                             Telecopier:  (212) 832-7468

Banca Commerciale Italiana       25,000,000      One William Street          One William Street
                                                 New York, New York  10004   New York, New York 10004
                                                                             Attn:  Beth Cronin
                                                                             Telecopier:  (212) 809-2124
                                                                             Telex:  MCI6790749
                                                                             Answerback:  BCI

<CATION>
      Bank                      Commitment            Lending Office           Address for Notices

Banca Popolare di Milano         25,000,000      375 Park Avenue             375 Park Avenue
                                                 New York, New York  10152   New York, New York  10152
                                                                             Attn: Esperanza Quintero
                                                                             Telecopier:  (212) 838-1077
                                                                             Telex:  62189
                                                                             Answerback:  BNKMIL UI

Bank of Montreal                 25,000,000      430 Park Avenue             430 Park Avenue
                                                 New York, New York  10022   New York, New York  10022
                                                                             Attn:  Thomas Calder
                                                                             Telecopier:  (212) 605-1460

The Bank of New York             75,000,000      101 Barclay Street          One Wall Street
                                                 New York, New York  10286   8th Floor
                                                                             New York, New York  10286
                                                                             Attn:  William G. C. Dakin
                                                                             Telecopier:  (212) 635-1480
                                                                             Telex:  MCI 62763
                                                                             Answerback:  BONY UW

The Bank of Nova Scotia          95,000,000      One Liberty Plaza           One Liberty Plaza
                                                 New York, New York  10006   New York, New York  10006
                                                                             Attn:  Alan Reiter
                                                                             Telecopier:  (212)225-5090/91
                                                                             Telex:  WU 71669 859
                                                                             Answerback:  BNSUW

The Bank of Tokyo Trust Company  50,000,000     1251 Avenue of the Americas  1251 Avenue of the Americas
                                                New York, New York  10116    12th Floor
                                                                             New York, New York  10116
                                                                             Attn:  Paul Malecki
                                                                             Telecopier:  (212) 782-6445
                                                                             Telex:  211315 BOT UR

      Bank                      Commitment            Lending Office           Address for Notices

Banque Paribas                   46,000,000     787 Seventh Avenue           787 Seventh Avenue
                                                New York, New York  10019    32nd Floor
                                                                             New York, New York  10019
                                                                             Attn:  Mary T. Finnegan
                                                                             Telecopier:  (212) 841-2333
                                                                             Telex:  82982
                                                                             Answerback:  PARIBAS

Bayerische Vereinsbank AG        25,000,000    335 Madison Avenue            335 Madison Avenue
                                               New York, New York  10017     19th Floor
                                                                             New York, New York  10017
                                                                             Attn:  Marianne Weinzinger
                                                                             Telecopier:  (212) 880-9724

Chemical Bank                    50,000,000     52 Broadway                  395 North Service Road
                                                New York, New York  10004    Melville, New York  11747
                                                                             Attn:  Phyllis Sawyer
                                                                             Telecopier:  (516) 755-0152

Commerzbank AG                   85,000,000     2 World Financial Center     2 World Financial Center
                                                New York, New York  10281    New York, New York  10281
                                                                             Attn:  Michael Hintz
                                                                             Telecopier:  (212) 266-7235

Credit Lyonnais                  75,000,000     New York Branch              1301 Avenue of the Americas
                                                1301 Avenue of the Americas  New York, New York  10019
                                                New York, New York  10019    Attn:  Andrea Griffis, NY
                                                                             Corporate Group A
                                                Cayman Island Branch         Telecopier:  (212) 459-3179
                                                c/o New York Branch          Telex:  62410
                                                1301 Avenue of the Americas  Answerback:  CRED
                                                New York, New York  10019

      Bank                      Commitment            Lending Office           Address for Notices

The Dai-Ichi Kangyo Bank, Ltd.   75,000,000     One World Trade Center       One World Trade Center
                                                Suite 4911                   Suite 4911
                                                New York, New York  10048    New York, New York  10048
                                                                             Attn:  Andreas Pantelli
                                                                             Telecopier:  (212) 912-1879
                                                                             Telex:  232988
                                                                             Answerback:  DKB UR

First Union National Bank of     25,000,000     One First Union Center       One First Union Center - TW-19
North Carolina                                  Charlotte, North Carolina    Charlotte, North Carolina
                                                28288                        28288-0745
                                                                             Attn:  Allison C. Zollicoffer
                                                                             Telecopier:  (704) 374-2802

Fleet Bank                       75,000,000     Fleet Bank                   Fleet Bank
                                                300 Broad Hollow Road        300 Broad Hollow Road
                                                Melville, New York  11747    Melville, New York  11747
                                                                             Attn:  Robert W. Sievers
                                                                             Telecopier:  (516) 547-7402

The Fuji Bank, Ltd.              85,000,000     Two World Trade Center       Two World Trade Center
                                                79th Floor                   79th Floor
                                                New York, New York  10048    New York, New York  10048
                                                                             Attn:  Richard Janda
                                                                             Telecopier:  (212) 912-0516

The Industrial Bank of Japan,    85,000,000     245 Park Avenue              245 Park Avenue
Limited                                         New York, New York  10167    New York, New York  10167
                                                                             Attn:  Ken Biegen
                                                                             Telecopier:  (212) 856-9450
                                                                             Telex:  17 55 99
                                                                             Anwswerback:  IBJBRUT

Lloyds Bank Plc                  46,000,000     199 Water Street             199 Water Street
                                                New York, New York  10038    New York, New York  10038
                                                                             Attn:  Paul Briamonte
                                                                             Telecopier:  (212) 607-4999

      Bank                      Commitment            Lending Office           Address for Notices

LTCB Trust Company               50,000,000     165 Broadway                 165 Broadway
                                                New York, New York  10006    New York, New York  10006
                                                                             Attn:  Winston Brown
                                                                             Telecopier:  (212) 608-3081
                                                                             Telex:  425722

Mellon Bank N.A.                 95,000,000     153-2302                     65 East 55th Street
                                                Pittsburgh, Pennsylvania     New York, New York  10022
                                                15259                        Attn:  David Smith
                                                                             Telecopier:  (212) 702-5269

The Mitsui Trust and Banking     25,000,000     200 Liberty Street           200 Liberty Street
Company, Limited                                New York, New York  10281    21st Floor
                                                                             New York, New York  10281
                                                                             Attn:  Lain J. Gutierrez
                                                                             Telecopier:  (212) 945-4170

Morgan Guaranty Trust Company    85,000,000     Domestic Lending Office      60 Wall Street
of New York                                     60 Wall Street               New York, New York  10260-0060
                                                New York, New York  10260    Attn:  Mathias Blumschein
                                                                             Telecopier:  (212) 648-5018
                                                Eurodollar Lending Office    Telex:  177615
                                                Nassau Bahamas Office        Answerback:  MGT UT
                                                c/o J.P. Morgan Services Inc.
                                                Euro-Loan Servicing Unit
                                                500 Stanton Christiania Road
                                                Newark, Delaware  19713

NatWest Bank N.A.                50,000,000     108 Wyoming Street           190 Motor Parkway
                                                Scranton, Pennsylvania 18503 Happauge, New York  11788
                                                                             Attn:  Jeffrey B. Carstens
                                                                             Telecopier:  (516) 436-2030

NationsBank of Texas, N.A.       75,000,000     901 Main Street              901 Main Street
                                                Dallas, Texas  75202         67th Floor
                                                                             Dallas, Texas  75202
                                                                             Attn:  Brent W. Mellow
                                                                             Telecopier:  (214) 508-0980

      Bank                      Commitment            Lending Office           Address for Notices

The Nippon Credit Bank, Ltd.     46,000,000     245 Park Avenue              245 Park Avenue
                                                New York, New York  10167    30th Floor
                                                                             New York, New York  10167
                                                                             Attn:  Nancy Acevedo
                                                                             Telecopier:  (212) 490-3895

PNC Bank, National Association   50,000,000     1 PNC Plaza                  335 Madison Avenue
                                                5th and Wood Streets         10th Floor
                                                Pittsburgh, Pennsylvania     New York, New York  10017
                                                15265                        Attn:  Thomas Partridge
                                                                             Telecopier:  (212) 557-5461

Royal Bank of Canada             46,000,000     One Financial Square         600 Wilshire Boulevard
                                                New York, New York 10005-3531Suite 800
                                                                             Los Angeles, California 90017
                                                                             Attn:  Stephen Hughes
                                                                             Telecopier:  (213) 955-5350

Shawmut Bank                     25,000,000     One Federal Street           One Federal Street - OF-0323
                                                Boston, Massachusetts 02211  Boston, Massachusetts 02211
                                                                             Attn:  Olaperi Onipede
                                                                             Telecopier:  (617) 423-5214

The Sanwa Bank, Ltd.             85,000,000     55 East 52nd Street          55 East 52nd Street
                                                New York, New York  10055    New York, New York  10055
                                                                             Attn:  Dom Sorresso
                                                                             Telecopier:  (212) 754-1304

Societe Generale                 75,000,000     1221 Avenue of the Americas  1221 Avenue of the Americas
                                                New York, New York  10020    New York, New York  10020
                                                                             Attention:  Gordon St. Denis
                                                                             Telecopier:  (212) 278-7430

Society National Bank            25,000,000     127 Public Square            127 Public Square
                                                Cleveland, Ohio  44114       Cleveland, Ohio  44114-1306
                                                                             Attention:  Marianne Meil
                                                                             Telecopier:  (216) 689-4981

      Bank                      Commitment            Lending Office           Address for Notices

The Sumitomo Bank, Limited       50,000,000     277 Park Avenue              277 Park Avenue
                                                New York, New York  10172    New York, New York  10172
                                                                             Attention:  Christine Bonifacic
                                                                             Telecoper:  (212) 224-5197
                                                                             Telex:  SUMBK 420515
                                                                             Answerback:  SUMBK

The Tokai Bank, Limited          25,000,000     55 East 52nd Street          55 East 52nd Street
                                                New York, New York  10055    New York, New York  10055
                                                                             Attn:  Stuart Schulman/
                                                                             Daniel Higgins
                                                                             Telecopier:  (212) 754-2170

Toronto Dominion (New York),     46,000,000     909 Fannin Street            909 Fannin Street
                                                Houston, Texas  77010        Suite 1700
                                                                             Houston, Texas  77010
                                                                             Attn:  Neva Nesbitt
                                                                             Telecopier:  (713) 653-8261

                                                                             with a copy to:

                                                                             31 West 52nd Street
                                                                             New York, New York  10019-6101
                                                                             Attn:  Doug Weir
                                                                             Telecopier:  (212) 262-1926

                             $2,000,000,000


                                                        Exhibit A


                             FORM OF
               ASSIGNMENT AND ACCEPTANCE AGREEMENT


          This ASSIGNMENT AND ACCEPTANCE AGREEMENT, dated as of
___________, 19__, is made between ("Assignor") and ("Assignee") as follows:

          1. As used herein (the following definitions to be applicable in both singular and plural forms):

          "Applicable Loans" means the Loans outstanding on the Effective Date under the Applicable Commitment.

          "Applicable Commitment" means Assignor's Commitment under the Credit Agreement.

          "Assigned Percentage" means that percentage of
Assignor's rights and obligations under the Applicable Commitment
which is equal to     % of such Applicable Commitment and the
Applicable Loans as of the Effective Date.

          "Credit Agreement" means the Credit Agreement, dated as of July 24, 1995, as the same may have been amended to the date hereof, by and between Computer Associates International, Inc., a Delaware corporation, the banks and other financial institutions parties thereto (the "Banks"), and Credit Suisse, as administrative agent for the Banks.

          "Effective Date" has the meaning ascribed thereto in Paragraph 5 hereof.

          Other initially capitalized terms used herein and not otherwise specifically defined have the meaning ascribed thereto in the Credit Agreement.

          2. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, the Assigned Percentage of Assignor's rights and obligations as a Bank under the Credit Agreement with respect to the Applicable Commitment (including, without limitation, the Assigned Percentage of (i) the Applicable Commitment as in effect as of the Effective Date, and (ii) each of the Applicable Loans). On the date hereof, the Assigned Percentage of the Applicable Commitment is the amount equal to $________________.

          3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto.

          4. Assignee (i) acknowledges that, other than as expressly provided in this Agreement, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (ii) acknowledges that Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the taxability of payments to be made under the Credit Agreement and the Notes; (iii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section
4.10 and Section 5.1(h) of the Credit Agreement and such other Credit Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iv) will, independently and without reliance upon Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vii) specifies as its Applicable Lending Office(s) and address for notices the office(s) set forth beneath its name on the signature pages hereof.

          5. The effective date for the assignment and acceptance hereunder (the "Effective Date") shall be ___________ ___, 199__; provided that the Effective Date shall not occur unless, on or before such date, (x) the Assignor receives $__________________ in same day funds (which amount represents the amount equal to the Assigned Percentage of the aggregate principal amount of Applicable Loans owing to Assignor and outstanding on such date) and has notified Agent of such receipt,
(y) to the extent required pursuant to the Credit Agreement, Borrower shall have consented thereto by executing (at the place indicated for Borrower's signature hereon) and delivering to Agent a counterpart of this Agreement, and (z) Agent has received an executed original of this Agreement, and Agent's processing and recording fee has been paid, in accordance with the requirements of Section 8.11(a) of the Credit Agreement.

          6. (a) As of the Effective Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Bank thereunder and (ii) Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement; and (b) from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment and other fees relating to the Assigned Percentage) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the relevant Notes for periods prior to the Effective Date directly between themselves.

          7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THIS AGREEMENT IS SUBJECT TO
SECTION 8.13 (CHOICE OF FORUM AND SERVICE OF PROCESS) AND SECTION
8.12 (WAIVER OF TRIAL BY JURY) OF THE CREDIT AGREEMENT. THE PROVISIONS OF SUCH SECTIONS 8.12 AND 8.13 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE IN FULL.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



ASSIGNOR:                          --------------------------------



                                   By
                                     ------------------------------
                                   Its



ASSIGNEE:                          --------------------------------



                                   By
                                     ------------------------------
                                   Its

                                   Applicable Lending Office(s)
                                   and address for notices:


                                   --------------------------------
                                   --------------------------------
                                   --------------------------------

                 BORROWER'S CONSENT


          The undersigned hereby consents to the foregoing
Assignment and Acceptance Agreement this       day of           ,
19   .


                              COMPUTER ASSOCIATES INTERNATIONAL,
                               INC.

                              By
                                ---------------------------------
                              Its

                                                  Exhibit B

                             Form of
                     Compliance Certificate

To the Banks and the Agent
Referenced Below


          The undersigned hereby certifies that:

          1. This Compliance Certificate is being delivered pursuant to Section [3.1(g)] [5.1(h)] of that certain Credit Agreement, dated as of July 24, 1995, as the same may have been amended to the date hereof (the "Credit Agreement"), by and between Computer Associates International, Inc., a Delaware corporation ("Borrower"), the banks and other financial institutions parties thereto (the "Banks") and Credit Suisse, as administrative agent for the Banks (in such capacity, "Agent"). Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

          2. The undersigned is a Responsible Officer of Borrower with the title set forth below his signature hereon.

          3. The undersigned has reviewed the terms of the Credit Agreement and the other Credit Documents with a view toward determining whether Borrower has complied with the terms thereof in all material respects, has made, or has caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries as of
          , 19   , and such review has disclosed that as of such
date:

          (a)  the representations and warranties contained in
     Section 4 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects, as though made on and as of such date (except to the extent such representations and warranties are specifically limited to a prior date, in which case such representations and warranties shall be true and correct in all material respects on and as of such prior date); and

          (b) no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          4. The Test Ratio for purposes of the calculation of the Eurodollar Rate Margin and the Applicable Facility Fee Rate, and for purposes of the calculation of compliance with the covenant set forth in Section 5.2(i), is ________ to 1.0, as demonstrated in reasonable detail by the calculations set forth on Schedule I hereto.

          I hereby certify the foregoing information to be true
and correct in all material respects and execute this Compliance
Certificate this       day of           , 19   .




                              ------------------------------------
                              Name:
                              Title:

                                                Exhibit C-1


                             Form of
                 Notice of Borrowing (Drawings)


Credit Suisse
As the Agent under the Credit
Agreement referenced below

          This Notice of Borrowing is given pursuant to Section 2.1(b) of that certain Credit Agreement, dated as of July 24, 1995, as the same may have been amended to the date hereof (the "Credit Agreement"), by and between Computer Associates International, Inc., a Delaware corporation, the banks and other financial institutions parties thereto (the "Banks"), the Co-Agents named therein and Credit Suisse, as administrative agent for the Banks. Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

          The undersigned hereby (one checked as applicable) :

                    [ ]  gives Agent irrevocable notice
                    [ ]  confirms its irrevocable telephonic
               notice to Agent

that it requests the making of a Loan under the Credit Agreement as follows:

          1.   Date of Loan.  The requested date of the proposed
Loan is           , 19   .

          2.   Amount of Loan.  The requested aggregate amount of
the proposed Loan is: $          .

          3. Rate Option and Interest Period. The requested rate option and (if applicable) Interest Period for the proposed
Loan is ((a) or (b) checked as applicable):

                    [ ]  (a) The Eurodollar Rate for an Interest
               Period of (one checked as applicable):
                         [ ]  1 month
                         [ ]  2 months
                         [ ]  3 months
                         [ ]  6 months
                         [ ]  9 months
                         [ ]  12 months
                    [ ]  (b)  The Base Rate.

                         COMPUTER ASSOCIATES INTERNATIONAL, INC.

                         By
                            -------------------------------------
                         Its

                                                      Exhibit C-2


                             Form of
               Notice of Borrowing (Continuations)

Credit Suisse
As the Agent under the Credit
Agreement referenced below

          This Notice of Borrowing is given pursuant to Section 2.1(h) of that certain Credit Agreement, dated as of July 24, 1995, as the same may have been amended to the date hereof (the "Credit Agreement"), by and between Computer Associates International, Inc., a Delaware corporation, the banks and other financial institutions parties thereto (the "Banks"), the Co-Agents named therein and Credit Suisse, as administrative agent for the Banks. Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

          The undersigned hereby (one checked as applicable):

                    [ ]  gives Agent irrevocable notice
                    [ ]  confirms its irrevocable telephonic
               notice to Agent

that it requests the continuation of a Eurodollar Rate Loan under the Credit Agreement as follows:

          1.   Maturity Date.  The Maturity Date of the Interest
Period presently applicable to such Eurodollar Rate Loan is
          , 19   .

          2.   Amount to be Continued.  The requested aggregate
amount of such Eurodollar Rate Loan to be continued is:
$          .

          3. Interest Period. The Interest Period for the proposed Loan is:

                         [ ]  1 month
                         [ ]  2 months
                         [ ]  3 months
                         [ ]  6 months
                         [ ]  9 months
                         [ ]  12 months

Dated:            , 19   .

                              COMPUTER ASSOCIATES INTERNATIONAL,
                                INC.

                              By
                                 ---------------------------------

                              It

                                                      Exhibit C-3


                             Form of
                Notice of Borrowing (Conversions)


Credit Suisse
As the Agent under the Credit
Agreement referenced below

          This Notice of Borrowing is given pursuant to Section 2.1(g) of that certain Credit Agreement, dated as of July 24, 1995, as the same may have been amended to the date hereof (the "Credit Agreement"), by and between Computer Associates International, Inc., a Delaware corporation, the banks and other financial institutions parties thereto (the "Banks"), the Co-Agents named therein and Credit Suisse, as administrative agent for the Banks. Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

          The undersigned hereby (one checked as applicable):

                    [ ]  gives Agent irrevocable notice
                    [ ]  confirms its irrevocable telephonic
               notice to Agent

that it requests the continuation of a Eurodollar Rate Loan under the Credit Agreement as follows:

A.   Conversion from Base Rate Loan to Eurodollar Rate Loan.

          1.   Date of Conversion.  The date upon which such
conversion is to occur is           , 19   .

          2.   Amount to be Converted.  The requested aggregate
amount of such Base Rate Loan to be converted into a Eurodollar
Rate Loan is: $          .

          3. Interest Period. The Interest Period for the proposed Eurodollar Rate Loan is:

                         [ ]  1 month
                         [ ]  2 months
                         [ ]  3 months
                         [ ]  6 months
                         [ ]  9 months
                         [ ]  12 months

B.   Conversion from Eurodollar Rate Loan to Base Rate Loan.

          1.   Date of Conversion.  The date upon which such
conversion is to occur is           , 19   .

          2.   Maturity Date.  The Maturity Date of the Interest
Period presently applicable to such Eurodollar Rate Loan is
          , 19   , and the Interest Period presently applicable
thereto is _____ months.

          3.   Amount to be Converted.  The requested aggregate
amount of such Eurodollar Rate Loan to be converted into a Base
Rate Loan is: $          .

Dated:            , 19   .

                              COMPUTER ASSOCIATES INTERNATIONAL,
                                INC.

                              By
                                ---------------------------------
                              Its

                                                        EXHIBIT E

                             Form of
                         Promissory Note



$                                              New York, New York
  ------------------                                July 24, 1995


     FOR VALUE RECEIVED, the undersigned, COMPUTER ASSOCIATES INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of
                            (the "Bank") at the office of Credit
Suisse, located at 12 East 49th Street, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a)
DOLLARS ($                  ), or, if less, (b) the aggregate
unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Section 2.1(a) of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

     This Note (a) is one of the promissory notes referred to in the Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Bank, the other banks and financial institutions from time to time parties thereto, the Co-Agents named therein and Credit Suisse, as administrative agent,
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit
Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                              COMPUTER ASSOCIATES INTERNATIONAL,
                              INC.


                              By:
                                 ---------------------------------
                              Title:

                                                        SCHEDULE A
                                                        to Promissory Note








                                                                     SCHEDULE A
                                                               to Promisory Note


             LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


      Amount of  Amount        Amount of     Amount of Base Rate  Unpaid
Date  Base Rate  Converted to  Principal of  Loans Converted to   Principal Balance
      Loans      Base Rate     Base Rate     Eurodollar Rate      of Base Rate
                 Loans         Loans Repaid  Loans                Loans               Notation Made By




                                                                    SCHEDULE B
                                                                    to Promissory Note


            LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR RATE LOANS


     Amount of  Amount       Interest    Amount of Principal  Amount of    Unpaid       Notation
Date Eurodollar Converted to Period and  of Eurodollar Rate   Eurodollar   Principal    Made By
     Rate Loans Eurodollar   Eurodollar  Loans Repaid         Rate Loans   Balance of
                Rate Loans   Rate with                        Converted to Eurodollar
                             Respect                          Base Rate    Rate Loans
                             Thereto
